As filed with the Securities and Exchange Commission on August 8, 2002


                                                   Registration No. ___________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        AMENDMENT NO. 1 TO THE FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  _____________

                   Delaware                                iVOICE, Inc.                                52-1750786
(State or Other Jurisdiction of Incorporation       (Name of Registrant in Our            (I.R.S. Employer Identification No.)
              or Organization)                               Charter)


                750 Highway 34                                 7373                                Jerome R. Mahoney
          Matawan, New Jersey 07747                (Primary Standard Industrial                      750 Highway 34
                (732) 441-7700                     Classification Code Number)                 Matawan, New Jersey 07747
  (Address and telephone number of Principal                                                         (732) 441-7700
   Executive Offices and Principal Place of                                           (Name, address and telephone number of agent
                  Business)                                                                           for service)

                                                           Copies to:
                     Clayton E. Parker, Esq.                                              Troy J. Rillo, Esq.
                    Kirkpatrick & Lockhart LLP                                         Kirkpatrick & Lockhart LLP
              201 S. Biscayne Boulevard, Suite 2000                              201 S. Biscayne Boulevard, Suite 2000
                       Miami, Florida 33131                                               Miami, Florida 33131
                          (305) 539-3300                                                     (305) 539-3300
                  Telecopier No.: (305) 358-7095                                     Telecopier No.: (305) 358-7095

          Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



                                  _____________

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                    Subject to completion, dated August 8,  2002


                                  iVOICE, INC.
                   402,650,000 Shares of Class A common stock

          This prospectus relates to the sale of up to 402,650,000 shares of iVOICE's Class A common stock by certain persons who are, or will become, stockholders of iVOICE. Please refer to "Selling Stockholders" beginning on page
10. iVOICE is not selling any shares of Class A common stock in this offering and therefore will not receive any proceeds from this offering. iVOICE will, however, receive proceeds from the sale of Class A common stock under the Equity Line of Credit. All costs associated with this registration will be borne by us. iVOICE has agreed to allow Cornell Capital Partners, L.P. to retain 5% of the proceeds raised by us under the Equity Line of Credit.


          The shares of Class A common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of Class A common stock. On August 5, 2002, the last reported sale price of our Class A common stock was $0.013 per share.


          The selling stockholders consist of:

          o Cornell Capital Partners and holders of convertible debentures that intend to sell up to 399,500,000 shares of Class A common stock.

          o Other selling stockholders, who intend to sell up to 3,150,000 shares of Class A common stock purchased in private offerings.


          Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of Class A common stock under the Equity Line of Credit Agreement. Cornell Capital Partners, L.P. will pay a net purchase price of 86% of iVOICE's market price as calculated in the Equity Line of Credit Agreement. In addition, iVOICE has agreed to pay Cornell Capital Partners a one-time commitment fee of 5,500,000 shares of Class A common stock. The discount to market price and commitment fee are underwriting discounts.

          iVOICE has engaged Westrock Advisors, Inc., a registered broker-dealer, to advise it in connection with the Equity Line of Credit. Westrock Advisors, Inc. was paid a fee of 500,000 shares of iVOICE's Class A common stock.


          Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.



          THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

          PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 4.


          With the exception of Cornell Capital Partners, L.P., which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of Class A common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

          THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this prospectus is ___________ ___, 2002.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY.............................................................1
THE OFFERING...................................................................2
SUMMARY CONSOLIDATED FINANCIAL INFORMATION.....................................3
RISK FACTORS...................................................................4
FORWARD-LOOKING STATEMENTS.....................................................9
SELLING STOCKHOLDERS..........................................................10
USE OF PROCEEDS...............................................................12
DILUTION..................................................................... 13
EQUITY LINE OF CREDIT.........................................................14
PLAN OF DISTRIBUTION..........................................................16
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................18
DESCRIPTION OF BUSINESS.......................................................23
MANAGEMENT....................................................................29
DESCRIPTION OF PROPERTY.......................................................32
LEGAL PROCEEDINGS.............................................................32
PRINCIPAL STOCKHOLDERS........................................................33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................34
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
        AND OTHER STOCKHOLDER MATTERS.........................................35
DESCRIPTION OF SECURITIES.....................................................40
EXPERTS.......................................................................43
LEGAL MATTERS.................................................................43
HOW TO GET MORE INFORMATION...................................................43
PART II  INFORMATION NOT REQUIRED IN PROSPECTUS.............................II-1
FINANCIAL STATEMENTS.........................................................F-1
________________________________________________________________________________


          Our audited financial statements for the fiscal year December 31, 2001, were contained in our Annual Report on Form 10-KSB.

                               PROSPECTUS SUMMARY

                                    OVERVIEW

          iVOICE, Inc. designs, manufactures, and markets innovative computerized telephony communications systems and software incorporating speech recognition technology that streamlines the call handling process. Our speech recognition software products enables users to communicate more effectively and efficiently through the integration of speech recognition into their traditional office telephone systems with call handling applications such as automated attendant, voice mail, unified messaging, and interactive voice response, or "IVR,". Our products are designed to be "people oriented," with features that can be readily used without special training or manuals. Our principal speech recognition applications, Speech-enabled Auto Attendant, iVOICEMail, Unified Messaging, and iVOICE IVR, incorporate this philosophy. Except for iVOICE IVR, which is generally sold directly to end users due to required customization, iVOICE markets and promotes its speech enabled products through telephony reseller channels and telephone equipment manufacturer distributor networks. This allows iVOICE to leverage those resellers' existing customer bases. We may, however, sell direct to end users in geographic locations where an existing dealer relationship does not exist.

          We recently announced commercial availability of digital connectivity for our Speech Enabled Auto Attendant, VoiceMail and Unified Messaging applications. The migration to a digital platform should enable us to distribute our speech recognition solutions to mid and larger sized entities that support and prefer digital connectivity, which we feel could greatly expand our potential customer base. The Private Branch Exchanges or "PBX" already supporting digital technology include Avaya(R) Difinity(R), Nortel(R) NorStar(R) and Meridian(R), NEC(R), and Siemens(R) HICOM(R), representing a significant portion of PBX market share. Compared to other integration methods, digital integration offers more features and greater reliability.

                                    ABOUT US


          Our principal office is located at 750 Highway 34, Matawan, New Jersey 07747. Our telephone number is (732) 441-7700.

                                  THE OFFERING

          This  offering  relates to the sale of Class A common stock by certain
persons  who  are,  or  will  become,   stockholders  of  iVOICE.   The  selling
stockholders consist of:

          o Cornell Capital Partners and holders of convertible debentures that intend to sell up to 399,500,000 shares of Class A common stock.

          o Other selling stockholders, who intend to sell up to 3,150,000 shares of Class A common stock purchased in private offerings.

          Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of Class A common stock for a total purchase price of $5.0 million. The amount of each advance is subject to an aggregate maximum advance amount of $225,000 in any thirty-day period, provided that each of the initial four advances may not exceed $150,000 and thereafter may not exceed $75,000. Cornell Capital Partners, L.P. will purchase the shares of Class A common stock for a 9% discount to the prevailing market price of our common stock. In addition, Cornell Capital Partners will retain 5% of each advance under the Equity Line of Credit, and received a one-time commitment fee of 5,500,000 shares of Class A common stock. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. Among other things, this prospectus relates to the shares of Class A common stock to be issued under the Equity Line of Credit.


          iVOICE has engaged Westrock Advisors, Inc., a registered broker-dealer, to advise it in connection with the Equity Line of Credit. Westrock Advisors, Inc. was paid a fee of 500,000 shares of iVOICE's Class A common stock.



CLASS A COMMON STOCK OFFERED          402,650,000 shares by selling stockholders

OFFERING PRICE                        Market price


CLASS A COMMON STOCK OUTSTANDING
  BEFORE THE OFFERING1                171,047,193 shares of Class A common stock


CLASS B COMMON STOCK OUTSTANDING
  BEFORE THE OFFERING                 2,316,675 shares of  Class B  common stock
                                      (which are  convertible  into  231,667,500
                                      shares of Class A common stock)

USE OF PROCEEDS                       We will not  receive  any  proceeds of the
                                      shares    offered     by    the    selling
                                      stockholders. Any proceeds we receive from
                                      the sale of common  stock under the Equity
                                      Line of Credit will  be used for sales and
                                      marketing, research  and  development  and
                                      general  working  capital  purposes.   See
                                      "Use of Proceeds."

RISK FACTORS                          The securities  offered  hereby  involve a
                                      high   degree   of   risk   and  immediate
                                      substantial dilution. See "Risk Factors" and "Dilution."

--------------------

1         Excludes options and warrants to purchase  8,474,343 shares of Class A common stock, Class B common stock convertible into 231,667,500 shares of Class A common stock, debentures convertible into 34,487,895 shares of Class A common stock (at an assumed conversion price of $0.0152 per share) and up to 377,552,630 shares of Class A common stock to be issued under the Equity Line of Credit, which amount may be higher or lower if more or less shares are required upon the conversion of the debentures).


                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

                                                                  FOR THE THREE        FOR THE THREE
                                                                  MONTHS ENDED          MONTHS ENDED     FOR THE YEAR ENDED
                                                                 MARCH 31, 2002        MARCH 31, 2001     DECEMBER 31, 2001
                                                                 --------------        --------------    ------------------
STATEMENT OF OPERATION DATA:
Sales, net                                                          $   135,663           $    82,340         $     425,948
Cost of sales                                                            38,148                45,686               167,229
Gross profit                                                             97,515                36,654               258,719
Selling, general and administrative expenses                            894,159               761,288             3,035,992
Loss from operations                                                  (796,644)             (724,634)           (2,777,273)
Net loss                                                            $ (841,172)           $ (765,178)         $ (3,447,434)

Loss per share - basic and diluted                                  $    (0.01)           $    (0.01)         $      (0.03)


------------------------------------------------------------------------------------------------------------------------------------

                                                                                        MARCH 31, 2002    DECEMBER 31, 2001
BALANCE SHEET DATA:                                                                     --------------    -----------------

Cash and cash equivalents                                                                 $    172,185          $    85,543
Accounts receivable, net                                                                        85,143               37,284
Inventory                                                                                       13,717               20,586
Prepaid expenses and other current assets                                                       72,436              331,361
Total current assets                                                                           343,481              474,774
Property and equipment, net                                                                     99,101              106,585
Other receivable                                                                                67,650               67,650
Software license costs, net                                                                    244,800              272,000
Intangible assets, net                                                                         269,578              306,726
Deposits and other assets                                                                       13,900               13,900
    Total assets                                                                          $  1,038,510         $  1,241,635
Accounts payable and accrued expenses                                                        1,465,237            1,454,055
Capital leases payable - current                                                                36,920               35,018
Due to related parties                                                                         776,419              806,419
Convertible debentures                                                                         194,800              359,800
Billings in excess of estimated costs of uncompleted contracts                                  49,343               43,617
Total current liabilities                                                                    2,522,719            2,698,909
Long-term debt                                                                                   3,593               13,928
Total liabilities                                                                            2,526,672            2,712,837
Common stock                                                                                 1,180,195            1,175,314
Additional paid-in capital                                                                  10,674,440           10,568,103
Subscriptions receivable                                                                      (41,956)            (783,750)
Treasury stock                                                                                (28,800)                   --
Accumulated deficit                                                                       (13,272,041)         (12,430,869)
Total stockholders' deficiency                                                             (1,488,162)          (1,471,202)
Total liabilities and stockholders' deficiency                                            $  1,038,510         $  1,241,635


------------------------------------------------------------------------------------------------------------------------------------

                                  RISK FACTORS

      iVOICE is subject to various risks that may materially harm its business, financial condition and results of operations. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR CLASS A COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR CLASS A COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.


                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

      We have historically lost money. In the quarter ended March 31, 2002 and the year ended December 31, 2001, we had net losses of $(841,172) and $(3,447,434), respectively, and $(0.01) or $(0.03) per share, respectively. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems because our operations are not profitable. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

      We have relied on significant external financing to fund our operations. Such financing has historically come from a combination of borrowings and sale of securities from third parties and funds provided by certain officers and directors. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing may be required to cover our operating costs.

WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION FROM OUR INDEPENDENT AUDITORS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS

      Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the year ended December 31, 2001 financial statements, which states that iVOICE had losses and negative cash flows from operations for the years ended December 31, 2001 and 2000 and as of those dates had negative working capital which raises substantial doubt about its ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. We expect to be able to continue operations for six months with the cash currently on hand.

WE HAVE A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON MARCH 31, 2002 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES ON THAT DATE

      We had a working capital deficit of $2,179,238 at March 31, 2002, which means that our current liabilities exceeded our current assets on March 31, 2002 by $2,179,238. Current assets are assets that are expected to be converted into cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on March 31, 2002 were not sufficient to satisfy all of our current liabilities on that date.

THE VOICE-RECOGNITION BUSINESS IS IN ITS INFANCY

      Our prospects are subject to the difficulties frequently encountered by companies in the early stage of development in new and evolving markets. These difficulties include the following:

      o substantial delays and expenses related to testing and developing of our new products;

      o marketing and distribution problems encountered in connection with our new and existing products and technologies;

      o     competition from larger and more established companies;

      o     delays in reaching our marketing goals;

      o difficulty in recruiting qualified employees for management and other positions;

      o     lack of sufficient customers, revenues and cash flow; and

      o     limited financial resources.

      We may continue to face these and other difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our business will suffer and our stock price could decline.

THE PRICE OF OUR STOCK MAY BE AFFECTED BY A LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

      Prior to this offering, there has been a limited public market for our Class A common stock and there can be no assurance that an active trading market for our stock will develop. An absence of an active trading market could adversely affect our stockholders' ability to sell our Class A common stock in short time periods, or possibly at all. Our Class A common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our Class A common stock to fluctuate substantially.

OUR TECHNOLOGIES And PRODUCTS COULD CONTAIN DEFECTS OR OTHERWISE NOT WORK AS EXPECTED. WE MAY INCUR SIGNIFICANT EXPENSES IN ATTEMPTING TO CORRECT THESE DEFECTS OR IN DEFENDING LAWSUITS OVER ANY SUCH DEFECTS

      Voice-recognition products are not currently accurate in every instance, and may never be. Furthermore, we could inadvertently release products and technologies that contain defects. In addition, third-party technology that we include in our products could contain defects. We may incur significant expenses to correct such defects. Clients who are not satisfied with our products or services could bring claims against us for substantial damages. Such claims could cause us to incur significant legal expenses and, if successful, could result in the plaintiffs being awarded significant damages.

OUR SUCCESS IS HIGHLY DEPENDANT UPON OUR ABILITY TO COMPETE AGAINST COMPETITORS THAT HAVE SIGNIFICANTLY GREATER RESOURCES THAN WE DO

      The call-processing and voice-recognition industries are highly competitive, and we believe that this competition will intensify. The segment of the voice-recognition industry that supplies call-processing systems to businesses is also extremely competitive. Many of our competitors have longer operating histories, significantly greater financial, technical, product development, and marketing resources, greater name recognition or larger client bases than we do. For example, industry analysts recognize Nuance Communications, Inc. and SpeechWorks International, Inc. as the market leaders. Customers of Nuance include American Airlines, Bell Atlantic, Charles Schwab, Sears and UPS. Nuance offers products through industry partners, platform providers, and value-added resellers around the world. Corporate investors in Nuance include Cisco Systems, Intel, Motorola, SAIC, Siebel Systems, SRI International, Sun Microsystems, and Visa International. SpeechWorks customers include America Online, First Union National Bank, Microsoft, Thrifty Car Rental and United Airlines.

OUR SUCCESS IS HIGHLY DEPENDANT UPON OUR ABILITY TO PROTECT OUR TRADEMARKS AND PROPRIETARY RIGHTS

      To succeed, we will need to protect our intellectual property rights. To date, we have filed ten patent applications for internally developed applications. No assurances can be given that these patent applications will be approved. To maintain the confidentiality of our trade secrets, we require our employees, consultants, and distributors to enter into confidentiality agreements, but these agreements afford us only limited protection and can be time-consuming and expensive to obtain and maintain. Monitoring for unauthorized use of our intellectual property is difficult, and we cannot be certain that the steps we have taken will be effective to prevent unauthorized use. We may have to litigate to enforce our trade secrets. Such lawsuits, regardless of their merits, would likely be time consuming and expensive and would divert managements' time and attention away from our business.

OUR SOLE DIRECTOR CONTROLS A SIGNIFICANT PERCENTAGE OF STOCK


      As of August 1, 2002, Jerome R. Mahoney, our President, Chief Executive Officer and sole director, owned approximately 67.1% shares of our Class A common stock. Mr. Mahoney is able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership, which is not subject to any voting restrictions, could limit the price that investors might be willing to pay for our Class A common stock. In addition, Mr. Mahoney is in a position to impede transactions that may be desirable for other stockholders. He could, for example, make it more difficult for anyone to take control of us.


WE ARE IN BREACH OF OBLIGATIONS RELATING TO OUR 12% SENIOR CONVERTIBLE
DEBENTURES

      Holders of our 12% senior convertible debentures have told us that we have breached a number of the terms of the debentures and the related registration rights agreement and security agreement. Breach of the terms of the debentures could result in the following: (i) a 20% increase in the principal amount of the debentures; (ii) an increase in the debentures' annual interest rate to 15% commencing seven days after the date of default through the date that the debentures are converted or repaid; and (iii) the debentures immediately becoming due in full. Additionally, we have not registered the shares issuable upon conversion of the debentures. This could result in our being required to pay liquidated damages of 2.5% per month of the principal amount of the debentures from November 7, 1999, the date on which we were required to register the shares. These increased interest amounts and liquidating damages have not been accrued and do not appear on our financial statements. We anticipate having to issue additional shares to settle the debenture holders claims arising from the default on the 12% senior convertible debentures.

      We have settled with one previous holder of debentures regarding the interest and penalties demanded by this former holder. As part of this settlement, we issued 450,000 shares of our Class A common stock to this former holder in full satisfaction of its claims.

      We are endeavoring to settle with the remaining debenture holders. If we are unable to do so, we may be forced to pay the debenture holders amounts substantially in excess of our original obligations under the debentures.

OUR CLASS A COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

      Our Class A common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our Class A common stock by reducing the number of potential investors. This may make it more difficult for investors in our Class A common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

      o     With a price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

      Our success largely depends on the efforts and abilities of key executives and consultants, including Jerome R. Mahoney, our Chief Executive Officer and President, and Kevin Whalen, our Chief Financial Officer. The loss of the services of either Mr. Mahoney or Mr. Whalen could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We presently maintain a $5,000,000 key-man term life insurance policy on Mr. Mahoney.


                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS


      Sales of our common stock in the public market following this offering could lower the market price of our Class A common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 171,047,193 shares of Class A common stock outstanding as of August 1, 2002, 115,549,279 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 55,497,914 shares of Class A common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.


      In addition, we have outstanding options and warrants to purchase up to 8,474,343 shares of our common stock, Class B common stock convertible into 231,667,500 shares of Class A common stock, and debentures convertible into 34,487,895 shares of Class A common stock (assuming a conversion price of $0.019 per share).

      Upon issuance of the maximum number of shares being registered under the Equity Line of Credit, there will be an additional 394,000,000 shares of Class A common stock outstanding (including the shares available for issuance upon conversion of the debentures). All of these shares of Class A common stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement and the sale to the investor under the terms of the Equity Line of Credit agreement.

EXISTING STOCKHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY LINE OF CREDIT

      The sale of shares pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, for a given advance, we will need to issue a greater number of shares of Class A common stock under the Equity Line of Credit as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.


THE INVESTOR UNDER THE LINE OF CREDIT WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK


      The common stock to be issued under the Equity Line of Credit will be issued at a 9% discount to the lowest closing bid price for the 5 days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE PUBLIC MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

      The selling stockholders intend to sell the shares of common stock being registered in this offering in the public market. That means that up to 402,650,000 shares of Class A common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

THE SALE OF OUR STOCK UNDER OUR EQUITY LINE OF CREDIT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF OUR STOCK PRICE

      The significant downward pressure on the price of our Class A common stock caused by the sale of material amounts of Class A common stock under the Equity Line of Credit could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

OUR CLASS A COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

      Before this offering, our Class A common stock has traded on the Over-the-Counter Bulletin Board. Our Class A common stock is thinly traded compared to larger more widely known companies. Thinly traded Class A common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the Class A common stock will develop or be sustained after this offering.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

      The price in this offering will fluctuate based on the prevailing market price of the Class A common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED

      We are dependent on external financing to fund our operations. Our financing needs are expected to be provided from the Equity Line of Credit, in large part. No assurances can be given that such financing will be available in sufficient amounts or at all when needed.

THE ISSUANCE OF SHARES OF CLASS A COMMON STOCK UNDER THIS OFFERING COULD RESULT IN A CHANGE OF CONTROL

      We are registering 402,650,000 shares of Class A common stock in this offering. These shares represent 71% of our outstanding Class A common stock, and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of iVOICE by electing its or their own directors.

                           FORWARD-LOOKING STATEMENTS

      Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. The table identifies the selling stockholders. None of the selling stockholders have held a position or office, or had any other material relationship, with iVOICE, except as follows:

      o Cornell Capital Partners, L.P. is the investor under the Equity Line of Credit. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

      o Westrock Advisors, Inc. is a registered broker-dealer that has been retained by iVOICE. It has provided advice to iVOICE in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 500,000 shares of Class A common stock, which shares are being registered in this offering. Greg Martino, President of Westrock Advisors, Inc., makes the investment decisions on behalf of Westrock Advisors.

      o Lawrence A. Muenz provides legal services to iVOICE. Mr. Muenz received 3,150,000 shares of Class A common stock for services provided to iVOICE. These services were not provided in connection with the Equity Line of Credit or this offering.

      The table follows:


                                            PERCENTAGE                        PERCENTAGE
                                               OF                                 OF                               PERCENTAGE
                                           OUTSTANDING                        OUTSTANDING                              OF
                            SHARES           SHARES                           SHARES TO BE                        OUTSTANDING
                         BENEFICIALLY     BENEFICIALLY       SHARES TO BE       ACQUIRED                             SHARES
                            OWNED            OWNED             ACQUIRED        UNDER THE         SHARES TO BE     BENEFICIALLY
     SELLING               BEFORE           BEFORE            UNDER THE         LINE OF          SOLD IN THE      OWNED AFTER
   STOCKHOLDER            OFFERING         OFFERING         LINE OF CREDIT     CREDIT(1)           OFFERING        OFFERING
   -----------         ---------------    ------------      --------------    ------------      --------------    -------------
Cornell Capital
  Partners, L.P.       15,368,421(2)           8.5%        377,552,630(3)           68.8%       392,921,051             0.0%
Michael Dahlquist         657,895(4)              *                 --                 --           657,895             0.0%
Ronald Horner             657,895(4)              *                 --                 --           657,895             0.0%
Jon Cummings              657,895(4)              *                 --                 --           657,895             0.0%
Kenneth and
  Janice Rogers           657,895(4)              *                 --                 --           657,895             0.0%
Kenneth Rogers,
  Keogh                 1,315,789(4)              *                 --                 --         1,315,789             0.0%
Irwin L. Rogers           657,895(4)              *                 --                 --           657,895             0.0%
Samuel Henderson          657,895(4)              *                 --                 --           657,895             0.0%
Elmer Foin                657,895(4)              *                 --                 --           657,895             0.0%
Steven LeMott             657,895(4)              *                 --                 --           657,895             0.0%
Westrock
  Advisors, Inc.          500,000(5)              *                 --                 --           500,000             0.0%
Lawrence A. Muenz       3,150,000(5)           1.8%                 --                 --         2,650,000                *
Total                     25,097,370          13.4%        377,552,630              68.8%       402,650,000             0.0%



----------------------------------------
*     Less than 1%.



(1) Applicable percentage of ownership is based on 171,047,193 shares of Class A common stock outstanding as of August 1, 2002, together with securities exercisable or convertible into shares of Class A common stock within 60 days of August 1, 2002 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Class A common stock subject to securities exercisable or convertible into shares of Class A common stock that are currently exercisable or exercisable within 60 days of August 1, 2002 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.


(2) This consists of 5,500,000 shares of Class A common stock and debentures convertible into 9,868,421 shares of Class A common stock. The number of shares of Class A common stock underlying debentures may be increased by the number of shares of Class A common stock being registered for the Equity Line of Credit.


(3) The number of shares of Class A common stock available under the Equity Line of Credit may be increased to a maximum of 394,000,000 shares of Class A common stock if none of the outstanding debentures are converted into shares of Class A common stock.


(4) Represents shares of Class A common stock underlying Convertible Debentures. The number of shares of Class A common stock underlying debentures may be increased by the number of shares of Class A common stock being registered for the Equity Line of Credit.

(5)   Represents shares of Class A common stock.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our Class A common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of Class A common stock in this offering. However, we will receive the proceeds from the sale of shares of Class A common stock to Cornell Capital Partners, L.P. under the Equity Line of Credit. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 91% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the 5 days immediately following the notice date. Cornell Capital will retain 5% of each advance.

      For illustrative purposes, iVOICE has set forth below its intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Line of Credit. The table assumes estimated offering expenses of $85,000, plus the 5% retainage.

      GROSS PROCEEDS                               $2,500,000    $5,000,000

      NET PROCEEDS                                 $2,290,000    $4,665,000

      USE OF PROCEEDS:                                 AMOUNT        AMOUNT
      ----------------------------------------------------------------------

      Sales and marketing                            $800,000    $1,550,000
      Research and development                       $580,000    $1,100,000
      General Working Capital                        $910,000    $2,015,000
                                                   ----------    ----------

      TOTAL                                        $2,290,000    $4,665,000
                                                   ==========    ==========

                                    DILUTION

      The net tangible book value of iVOICE as of March 31, 2002 was ($2,002,540) or ($0.0126) per share of Class A common stock. Net tangible book value per share is determined by dividing the tangible book value of iVOICE (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to iVOICE, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Equity Line of Credit. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Line of Credit. The following example shows the dilution to new investors at an offering price of $0.02 per share.

      If we assume that iVOICE had issued 250,000,000 shares of Class A common stock under the Equity Line of Credit at an assumed offering price of $0.02 per share (I.E., the maximum number of shares needed in order to raise a total of $5.0 million under the equity line of credit), less a retention fee of $250,000 and offering expenses of $85,000, our net tangible book value as of March 31, 2002 would have been $2,662,460 or $0.0065 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0191 per share and an immediate dilution to new stockholders of $0.0135 per share, or 67.5%. The following table illustrates the per share dilution:

Assumed public offering price per share                                    $0.02
Net tangible book value per share before this offering     $(0.0126)
Increase attributable to new investors                       $0.0191
                                                         -----------
Net tangible book value per share after this offering                    $0.0065
                                                                      ----------
Dilution per share to new stockholders                                   $0.0135
                                                                      ==========

      The offering price of our Class A common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                                                       DILUTION PER
                       ASSUMED       NO. OF SHARES     SHARE TO NEW
                    OFFERING PRICE    TO BE ISSUED      INVESTORS
                    --------------  ---------------   --------------
                      $0.0200       250,000,000         $0.0135
                      $0.0150       333,333,333         $0.0096
                      $0.0100       394,000,000(1)      $0.0070
                      $0.0050       394,000,000(1)      $0.0054


---------------------

(1) This represents the maximum number of shares of Class A common stock that will be registered under the Equity Line of Credit.

                              EQUITY LINE OF CREDIT

      SUMMARY. In June 2002, we entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of Class A common stock for a total purchase price of up to $5.0 million. For each share of Class A common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain 5% of each advance under the Equity Line of Credit. In addition, iVOICE engaged Westrock Advisors, Inc., a registered broker-dealer, to advise it in connection with the Equity Line of Credit. For its services, Westrock Advisors received 500,000 shares of iVOICE's Class A common stock. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of Class A common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.

      EQUITY LINE OF CREDIT EXPLAINED. Pursuant to the Equity Line of Credit, we may periodically sell shares of Class A common stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every 7 trading days. A closing will be held 6 trading days after such written notice at which time we will deliver shares of Class A common stock and Cornell Capital Partners, L.P. will pay the advance amount.

      We may request advances under the Equity Line of Credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $5.0 million or two years after the effective date of the accompanying registration statement, whichever occurs first.


      The amount of each advance is subject to an aggregate maximum advance amount of $250,000 in any thirty-day period, provided, that each of the initial four advances may not exceed $150,000 and thereafter may not exceed $75,000. The amount available under the Equity Line of Credit is not dependent on the price or volume of our Class A common stock. Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time. Because Cornell Capital Partners can repeatedly acquired and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell Capital Partners may receive under the Equity Line of Credit.


      We cannot predict the actual number of shares of Class A common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our Class A common stock that will be issued using certain assumptions. For example, if iVOICE issued 250,000,000 shares of Class A common stock to Cornell Capital Partners, L.P. (i.e. the number of shares needed to raise the maximum amount available under the Equity Line of Credit at a price of $0.02 per share) for gross proceeds of $5,000,000. These shares would represent 59.7% of our outstanding Class A common stock upon issuance.


      iVOICE is registering a total of 394,000,000 shares of Class A common stock for the sale under the Equity Line of Credit and the conversion of debentures. The issuance of shares under the Equity Line of Credit may result in a change of control. That is, up to 394,000,000 shares of Class A common stock could be issued under the Equity Line of Credit (i.e., the maximum number of shares being registered in the accompanying registration statement for the Equity Line of Credit and Debentures). If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of iVOICE by electing its or their own directors. This could happen, for example, if Cornell Capital Partners sold the shares purchased under the Equity Line of Credit to the same purchaser.

      Proceeds used under the Equity Line of Credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

      We expect to incur expenses of approximately $85,000 consisting primarily of professional fees incurred in connection with this registration. In addition, Cornell Capital Partners will retain 5% of each advance. In connection with the Equity Line of Credit, iVOICE also paid Cornell Capital Partners a one-time Commitment fee of 5,500,000 shares of Class A common stock. In addition, iVOICE issued 500,000 shares of common stock to Westrock Advisors, Inc., a registered broker-dealer, as a placement agent fee.

                              PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of iVOICE's Class A common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of iVOICE's shares of Class A common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of iVOICE's shares of Class A common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of iVOICE's Class A common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of Class A common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the Class A common stock may be deemed to be underwriters, and any profit on the sale of Class A common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of Class A common stock under the Equity Line of Credit. Cornell Capital Partners, L.P. will pay iVOICE 91% of the lowest closing bid price of iVOICE's Class A common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our Class A common stock is traded for the 5 days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of the proceeds received by iVOICE under the Equity Line of Credit, plus a one-time commitment fee of 5,500,000 shares of Class A common stock. The 9% discount, the 5% retainage and the commitment fee are underwriting discounts. In addition, iVOICE engaged Westrock Advisors, Inc., a registered broker-dealer, to advise it in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 500,000 shares of iVOICE's common stock.

      Cornell Capital Partners, L.P. was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in iVOICE's stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing iVOICE's common stock.

      Under the securities laws of certain states, the shares of Class A common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of Class A common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000, as well as retention of 5% of the gross proceeds received under the Equity Line of Credit. In addition, iVOICE engaged Westrock Advisors, Inc., a registered broker-dealer, to advise it in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 500,000 shares of iVOICE's Class A common stock. The estimated offering expenses consist of: a SEC registration fee of $482, printing expenses of $2,500, accounting fees of $5,000, legal fees of $57,500 and miscellaneous expenses of $19,518. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of Class A common stock under the Equity Line of Credit.

      The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of Class A common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of Class A common stock of iVOICE while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital Partners can cover any short positions only with shares received from iVOICE under the Equity Line of Credit. The selling stockholders are advised that if a particular offer of Class A common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      THE FOLLOWING INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF iVOICE AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS FILING. STATEMENTS IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION AND ELSEWHERE IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS."

OVERVIEW

      To date, iVOICE has incurred substantial losses, does not produce enough cash from operations to cover its operating cash requirements and will require additional financing in the next twelve months. This financing may include the issuance of common stock or instruments that are convertible into common stock, which have a dilutive effect on current shareholders. We are unsure whether we will be able to secure sufficient financing to meet our current operating requirements. Other than the Equity Line of Credit, we have no commitments for capital.

      Recently, iVOICE has announced that it has met interoperability standards with several leading PC-based Private Branch Exchange (or PBX) manufacturers for its award winning product, iVOICE Speech-enabled Auto Attendant. To date, rigorous testing and compatibility studies have developed into co-marketing arrangements with 3Com, for its NBX(R) platform, Artisoft for its TeleVantage(R) Communication server, and AltiGen's AltiServ(R) phone systems. These recent platform integrations add to several others previously completed including a Siemens Ready(TM) certification, NEC Fusion Strategic Alliance and Sprint North Supply. Through these co-marketing arrangements and strategic alliances, iVOICE will attempt to capture significant market share in the business communication solution market by expanding distribution through these manufacturers' authorized reseller networks.

      iVOICE is currently focused on developing its dealer and reseller channels. Management believes it can leverage already existing equipment manufacturers reseller channels by integrating its speech recognition software directly into their established revenue producing product lines. Each manufacturer has an estimated 150-600 authorized dealers and resellers throughout North America. The recent introduction of an entirely TAPI (Telephone Application Program Interface) based Speech-enabled Auto Attendant and Name Dialer, allows integration into different PBX systems without the need for additional hardware devices. These integration changes should provide for greater appeal to telephony re-sellers allowing for more economical customer installations with no change in software pricing iVOICE charges for its software.

      Beginning in January 2002, in order to promote the iVOICE Speech-enabled Auto Attendant, iVOICE began a promotional program whereby it would sell to authorized dealers and resellers of 3Com, Artisoft and AltiGen a demonstration copy of Speech-enabled Auto Attendant software.

      Unless special arrangements are made, iVOICE generally receives 50% of the contract as a down payment on any product purchased with the balance due upon completion of the installation. iVOICE recognizes its revenue using the percentage of completion method for turnkey systems that require custom configuration by the customer. iVOICE determines the expected costs on a particular installation by estimating the hardware costs and anticipated labor hours to configure and install a system. Revenues are then recognized in proportion to the amount of costs incurred as of the reporting date over the total estimated costs anticipated. For orders comprised only of software or hardware items, iVOICE recognizes revenue upon shipment of those items to the customer. iVOICE accepts company checks or Visa/Mastercard.


RESEARCH AND DEVELOPMENT


      Our research and development efforts focus on enhancing our existing product line and the development of new products that integrate with our existing products. We continually seek to improve our core speech recognition technology through ease of use, broader application and increased accuracy. iVOICE employs qualified technical personnel to strengthen its product line. In 2001, research and development expenditures consisted of $380,692 in salaries and wages to iVOICE's technical staff and $6,771 for technical hardware supplies, software tool-kits and technical publications. In the year 2000, iVOICE spent $406,106 in technical salaries and wages and $17,361 for related supplies, tools and publications. In 2002, iVOICE anticipates that expending on research and development will continue on technical staffing. Our current research and development efforts have allowed us to recently release our Speech Enabled Auto Attendant, VoiceMail and Unified Messaging applications on digital platforms. Compared to other integration methods, the use of digital connectivity to an organizations telephone system offers more features and greater reliability. In order to remain competitive, iVOICE must continue to fund research and development efforts and will use some of the funds raised in this offering to further develop iVOICE's current technologies and develop new voice recognition applications and technologies.


PLANT AND EQUIPMENT


      iVOICE does not anticipate incurring any significant expenses for the purchase of plant or equipment over the next 12 months.

EMPLOYEES

      iVOICE has 10 full time employees and 2 part-time employees.. iVOICE anticipates increasing the number of employees to approximately 15 over the next 12 months, primarily in sales.

RECENT DEVELOPMENTS

      In June 2002, we announced commercial availability of digital connectivity for our Speech Enabled Auto Attendant, VoiceMail and Unified Messaging applications. The migration to a digital platform should enable us to distribute our speech recognition solutions to mid and larger sized entities that support and prefer digital connectivity, which we feel could greatly expand our potential customer base. The Private Branch Exchanges or "PBX" already supporting digital technology include Avaya(R) Difinity(R), Nortel(R) NorStar(R) and Meridian(R), NEC(R), and Siemens(R) HICOM(R), representing a significant portion of PBX market share. Compared to other integration methods, digital integration offers more features and greater reliability.

      In April 2002, iVOICE received a purchase order from one of the largest retail chains in North America for the development and installation of a prototype speech enabled item locator. The item locator is part of a feasibility study to test customer response and effectiveness. The item locator will allow consumers to pick up a telephone handset located in the store and speak the name of the item they wish to find. The system will respond with the correct location of the item within the store. Future orders of the item locator are contingent upon acceptance of the prototype and are at the discretion of the retailer.

RESULTS OF OPERATIONS


      THREE MONTHS ENDED MARCH 31, 2002 COMPARED TO MARCH 31, 2001


      Revenues are derived primarily from the sale of voice and computerized telephone systems for small-to-medium sized businesses and corporate departments. Total revenues for the three months ended March 31, 2002 were $135,663, as compared to $82,340 for the three months ended March 31, 2001, an increase of $53,323 or 64.8%.

      The increase in revenues can be attributable to more demand for iVOICE's Speech Enabled Auto Attendant and Speech Enabled Interactive Voice Response
(IVR) applications. Commencing in January 2002, iVOICE began a promotional program for authorized re-sellers of the 3Com NBX(R) platform, Artisoft TeleVantage(R) Communication server, and AltiGen's AltiServ(R) phone systems. Through the promotional program, authorized dealers and resellers of these manufacturers, can purchase a demonstration copy of Speech-enabled Auto Attendant software at discounted pricing to demonstrate the product. Co-marketing agreements with these manufacturers has also contributed to the success of the promotional programs. For quarter ending March 31, 2002, iVOICE shipped over 70 copies to prospective dealers that have expressed interest in promoting the Speech Enabled Auto Attendant to their customer base.

      Unless special arrangements are made, iVOICE generally receives 50% of the contract as a down payment on any product purchased with the balance due upon shipment or installation, if included in the contract. iVOICE recognizes its revenue using the percentage of completion method for turnkey systems that require custom configuration by the customer. iVOICE determines the expected costs on a particular configuration by estimating the hardware costs and anticipated labor hours to configure and install a system. Revenues are then recognized in proportion to the amount of costs incurred as of the reporting date over the total estimated costs anticipated. For orders comprised only of software or hardware items, iVOICE recognizes revenue upon shipment of those items to the customer.

      Gross margin for the three months ended March 31, 2002 was $97,515 or 71.8%, as compared to $36,654 or 44.5% for the three months ended March 31, 2001. The gross margin is dependent, in part, on product mix, which fluctuates from time to time; complexity of a communication system installation which determines necessary hardware requirements and may not have a proportionate relationship with the system selling price; and the ability of iVOICE's technical personnel to efficiently configure and install its communications' products. The increase of $60,861 or 166.0% reflects increased sales volume particularly in software only, which has significantly higher margins than developed turnkey systems requiring costly hardware components.

      Total operating expenses increased $132,871 or 17.5% from $761,288 for the three months ended March 31, 2001 to $894,159 for the three months ended March 31, 2002, The increase in operating expenses for the current quarter was principally a result of the amortization of prepaid consulting fees totaling $257,917 and a charge of $299,794 for a reduction in the strike price on warrants previously issued by iVOICE. This increase was offset by a reduction in payroll and employee benefits totaling $283,000; a reduction in legal and accounting fees of $51,977; a reduction in rent expense of $17,910 and a reduction in nearly all other operating expense items totaling $71,953, reflecting management's efforts to reduce its operating budget and conserve iVOICE's cash resources.

      The loss from operations for the three months ended March 31, 2002 was $796,644 compared to $724,634 for the three months ended March 31, 2001, an increase of $26,405 or 9.9%

      Other income reflects income of $28,800 for the retention of 600,000 shares previously issued to an employee and charged to compensation expense in a prior period. These shares were deemed as not having been vested with the terminated employee and were recorded as treasury stock purchase at a value of $28,800.

      Interest expense of $73,328 was incurred for the three-month period ending March 31, 2002 versus $40,544 in the three months ending March 31, 2001, an increase of $32,784. The three months ending March 31, 2002 reflects an increase in financing costs of $24,023 related to the termination of a subscription and registration rights agreement with Beacon Capital, LLC, and a charge for $10,570 in penalty interest charged by the holders of our outstanding 12% convertible debentures for defaulting on the registration rights agreement with them.

      Net loss for the three-month period ending March 31, 2002 was $841,172 as compared to 765,178 for the first three months of 2001. The increase in net loss of $75,994 was a result of the factors discussed above.


      YEAR ENDED DECEMBER 31, 2001 COMPARED TO DECEMBER 31, 2000


      Sales for the year ended December 31, 2001 were $425,948, a decrease of $297,098 or 41.1% over the prior years sales of $723,046. The decrease was largely attributable to weak economic conditions resulting in weak demand for iVOICE's products, coupled with iVOICE's lack of sufficient capital resources to effectively develop a successful sales campaign. For the three months ending December 31, 2001, iVOICE recorded sales of $122,000 as compared to $45,984 for the three months ending December 31, 2000, an increase of $76,016 or 165.3%.

      iVOICE's gross profit for the year ended December 31, 2001 was $258,719, a decrease of $161,432 or 38.4% compared to $420,151 for the year ending December 31, 2000. iVOICE's gross margin percentage for the twelve months ended December 31, 2001 was 60.7% versus 58.1% for the prior year. This represents a 2.6% increase over the gross profit percentage recorded for the same prior year period. The gross margin is dependent, in part, on product mix, which fluctuates from time to time; complexity of a communication system installation which determines necessary hardware requirements and may not have a proportionate relationship with the system selling price; and the ability of iVOICE technology personnel to efficiently configure and install its communications products. The dollar amount of gross profit has decreased due to reduced revenues for the comparative periods however margin percentages are consistent with prior periods with variances due only to product mix.

      Operating expenses increased from $2,678,310 for the year ended December 31, 2000 to $3,035,992 for the year ended December 31, 2001, an increase of $357,684 or 13.3%. Material changes in specific line items of operating expenses include an increase in payroll costs of $559,543 which includes accruals for reimbursement to iVOICE's principal shareholder, Jerome R. Mahoney, for a charitable donation of his personal holdings of iVOICE Class A common stock for a total value of $350,000 and reimbursement for income tax incurred by Mr. Mahoney for sales of Class A common stock which were sold in order to provide working capital to iVOICE totalling $95,100. Also contributing to the increase in operating expense was a charge of $56,250 for a reduction in the strike price on warrants previously issued by iVOICE. This amount was not incurred in the previous period. Rent expense also increased by $30,835 due to the reflection of a full years rent for iVOICE's headquarters in Matawan where the prior year included only eight months. Offsetting the increases in the specific operating expense items described above were a reduction in employee recruiting fees amounting to $153,143, bad debt expense of $50,387 and a reduction in advertising and promotional expense totalling $46,875.

      The net loss from operations for the year ending December 31, 2001 was $2,777,273 compared to $2,258,159 for the year ended December 31, 2000. This decrease of $519,116 was a result of the decrease in net revenues and gross profit from year to year combined with an increase in current year operating expenses as described above.

      Other expense, comprised only of interest expense, increased $36,941 to $670,161 in the year ended December 31, 2001 compared to $633,220 in 2000.
Interest expense reflects interest and discount amortization on iVOICE's outstanding convertible debentures which were outstanding for most of the year 2001 and 2000.


LIQUIDITY AND CAPITAL RESOURCES

      We are funding our current operations principally from the collection of proceeds from exercised warrants and from loans from Jerome Mahoney, our President and Chief Executive Officer, that in the aggregate, totaled $1,911,852 at March 31, 2002. Through increased revenues and the reduction of iVOICE's operating budget, cash used in operations has been reduced by $59,105 in the three months ending March 31, 2002 compared the same three months of 2001. Management believes it can achieve its profitability goals through the increased sales of its products, but will continue to minimize its operating budget in an attempt to weather current economic conditions in the telecommunications industry. We continue to operate on a negative cash flow basis and anticipate that we will require financing within the next six months.


      At March 31, 2002, iVOICE had cash and cash equivalents of $172,185. Since March 31, 2002, iVOICE has raised an additional $250,000 from the sale of debentures convertible into shares of Class A common stock. iVOICE anticipates that its current cash will finance operations for six months. Thereafter, iVOICE will need to raise additional capital in order to continue operations.

      We are seeking financing sufficient to continue operating through the fiscal year. Other than the Equity Line of Credit, no financing agreement has been finalized and there can be no assurances that the financing transaction will be completed. Additionally, there is no assurance that if finalized, these financing arrangements will enable us to raise the requisite capital needed to implement our long-term growth strategy or that alternative forms of financing will be available should iVOICE fail to consummate a new financing transaction. Current economic and market conditions have made it very difficult to raise required capital for iVOICE to implement its business plan.

      In June 2002, iVOICE entered into an Equity Line of Credit Agreement. Under this agreement, iVOICE may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5.0 million. Subject to certain conditions, iVOICE will be entitled to commence drawing down on the Equity Line of Credit when the common stock under the Equity Line of Credit is registered with the Securities and Exchange Commission and will continue for two years thereafter. The purchase price for the shares will be equal to 91% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $250,000 in any thirty-day period, provided that each of the initial four advances may not exceed $150,000 and thereafter may not exceed $75,000. iVOICE paid Cornell a one-time commitment fee of 5,500,000 shares of Class A common stock. Cornell Capital Partners will also retain 5% of each advance. In addition, iVOICE will entered into a placement agent agreement with Westrock Advisors, Inc., a registered broker-dealer. Pursuant to the placement agent agreement, iVOICE paid a one-time placement agent fee of 500,000 shares of Class A common stock.

      In June 2002, iVOICE raised $255,000 from the sale of convertible debentures. These debentures are convertible into shares of Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the common stock as of the closing date or
(b) an amount equal to eighty percent (80%) of the average closing bid price of the common stock for the four trading days immediately preceding the conversion date. If such conversion had taken place at $0.0152 (i.e., 80% of the recent price of $0.019), then the holders of the convertible debentures would have received 16,776,316 shares of Class A common stock. These convertible debentures accrue interest at a rate of 5% per year and are convertible at the holder's option. These convertible debentures have a term of two years. At our option, these debentures may be paid in cash or redeemed at a 20% premium prior to June 2004. In the event iVOICE exercises a redemption of either all or a portion the convertible debentures, the holder will receive a warrant to purchase 10,000 shares of Class A common stock for every $100,000 redeemed. The Warrant will be exercisable on a "cash basis" and have an exercise price equal to 120% of the closing bid price of the Class A common stock. The Warrant will have "piggy-back" and demand registration rights and will terminate two years after issuance.

      In relation to iVOICE's outstanding 12% Convertible Debentures which are currently in default, iVOICE has reached settlement terms with one previous holder of debentures regarding the interest and penalties demanded by this former holder whereby iVOICE has issued 450,000 shares to this former holder in full settlement of the former debenture holder's claim.

      iVOICE continues its discussions with the remaining debenture holders attempting to resolve the default issues in a mutually favorable manner. However, it is uncertain whether iVOICE will be able to reach an agreement under terms favorable to iVOICE.

EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

      SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information" requires that a public company report financial and descriptive information about its reportable operating segments. It also requires that an enterprise report certain information about its products and services, the geographic areas in which they operate and their major customers. In determining the requirements of this pronouncement, Management currently believes that there is no materially reportable segment information with respect to iVOICE's operations and does not provide any segment information regarding products and services, major customers, and the material countries in which iVOICE holds assets and reports revenue.

      SFAS No. 133, "Accounting for Derivative Instruments and for Hedging Activities" requires that certain derivative instruments be recognized in balance sheets at fair value and for changes in fair value to be recognized in operations. Additional guidance is also provided to determine when hedge accounting treatment is appropriate whereby hedging gains and losses are offset by losses and gains related directly to the hedged item. While the standard, as amended, must be adopted in the fiscal year beginning after June 15, 2000, its impact on iVOICE's financial statements is not expected to be material as iVOICE has not historically used derivative and hedge instruments.

      SFAS No. 142, "Goodwill and Other Intangible Assets" requires goodwill to be tested for impairment under certain circumstances, and written off when impaired, rather than being amortized as previous standards require. It is effective for fiscal years beginning after December 15, 2001. Early application is permitted for entities with fiscal years beginning after March 15, 2001 provided the first interim period financial statements have not been previously issued. iVOICE is currently assessing the impact of this pronouncement on its operating results and financial condition.

      Statement of Position ("SOP") No. 98-1 specifies the appropriate accounting for costs incurred to develop or obtain computer software for internal use. The new pronouncement provides guidance on which costs should be capitalized, and over what period such costs should be amortized and what disclosures should be made regarding such costs. This pronouncement is effective for fiscal years beginning after December 15, 1998, but earlier application is acceptable. Previously capitalized costs will not be adjusted. iVOICE believes that it is already in substantial compliance with the accounting requirements as set forth in this new pronouncement and therefore believes that adoption will not have a material effect on its financial condition or operating results.

      SOP No. 98-5 requires that companies write-off defined previously capitalized start-up costs including organization costs and expense future start-up costs as incurred. iVOICE believes that it is already in substantial compliance with the accounting requirements as set forth in this new pronouncement and therefore believes that adoption will not have a material effect on its financial condition or operating results.

                             DESCRIPTION OF BUSINESS

      Our current corporate configuration is the result of a number of separate transactions over the past several years.

      On February 26, 1996, Select Resources, Inc., a publicly held Delaware company, and three of its principal stockholders entered into a stock exchange agreement with Visual Telephone of New Jersey, Inc., a privately held New Jersey corporation, and its two stockholders pursuant to which Select Resources acquired all of the outstanding shares of Visual Telephone and spun-off Select Housing Associates, Inc., its wholly owned subsidiary. The aim of this agreement was to provide for a more profitable business direction for Select Resources. Pursuant to the agreement, Select Resources agreed to issue 5,611,000 shares of its capital stock to one of the two stockholders of Visual Telephone and to transfer one-half of the shares of Select Housing Associates to the other stockholder of Visual Telephone, namely Joel Beagelman, in return for all of the outstanding shares of Visual Telephone. In addition, Select Resources transferred the other half of the shares of Select Housing Associates to Gary W. Pomeroy and Brad W. Pomeroy, two of Select Resources' three principal stockholders, in return for the cancellation of 1,111,000 shares of common stock of Select Resources owned by them. At the time of the stock exchange agreement, Mr. Beagelman, Gary W. Pomeroy and Brad W. Pomeroy were directors of Select Resources. On February 26, 1996, the stock exchange agreement was approved by the consent of stockholders a majority of the outstanding shares of common stock of Select Resources. Visual Telephone then merged into Select Resources, which changed its name to that of the subsidiary.

      In July 1996, Visual Telephone acquired 100% of the outstanding common shares of Communications Research Inc., or "CRI," for $50,000 in cash, $150,000 in notes and 1,000,000 shares of Visual Telephone. CRI designs, develops, sells, and supports PC-based communication systems that transmit data, voice and full-motion video.

      On May 21, 1999, International Voice Technologies, Corp., a Delaware corporation, merged with and into Visual Telephone (which in the interim had changed its name to Visual Telephone International, Inc.), with Visual Telephone surviving. Simultaneous with the merger, Visual Telephone changed its name to iVOICE.com, Inc., and it was planned that Visual Telephone would spin off CRI prior to the merger with International Voice Technologies. Our current business is essentially that of International Voice Technologies, and this merger was aimed at giving that business better access to the capital markets by merging it into a public company. In addition, we changed our OTC Bulletin Board trading symbol to "IVOC."

      In consideration for the merger with International Voice Technologies, Jerome R. Mahoney, the sole stockholder of International Voice Technologies, received 10,000,000 shares of our Class A common stock and 700,000 shares of our Class B common stock. In addition, the two controlling stockholders of Visual Telephone sold 300,000 shares of Class B common stock to Mr. Mahoney and concurrently canceled a total of 2,000,000 shares of their Class A common stock. The consulting firm of Toby Investments was awarded 2,000,000 shares of common stock for consulting services on the transaction. The agreement also provided that certain of the assets of Visual Telephone would be transferred to Visual Telephone's wholly owned subsidiary, CRI. The merger was accounted for in its financial statements as a public shell merger. In a public shell merger the stockholders of the operating company, in this case International Voice Technologies, become the majority owners of the shell company, in this case Visual Telephone, and the stockholders of Visual Telephone, the public shell company, become minority stockholders in International Voice Technologies, the operating company.

      As for the CRI spin-off, on September 18, 2000, CRI filed a registration statement to provide for the distribution of its shares to Visual Telephone's stockholders as of May 21, 1999. Visual Telephone's stockholders received one CRI share for every four shares owned in Visual Telephone. The principal stockholders, officers and directors of Visual Telephone were Carl Ceragno and Joel Beagelman. Mr. Ceragno remained with CRI as its President and Mr. Beagelman entered into a consulting agreement with us.

      On April 24, 2000, we entered into an agreement and plan of reorganization with all the stockholders and ThirdCAI, another shell company that was a reporting company under the Securities Exchange Act of 1934. In this transaction, which took place by means of a short-form merger, with ThirdCAI's name being changed to iVOICE, we acquired all the issued and outstanding shares of ThirdCAI in exchange for $150,000, and a finder's fee paid to Corporate Architect, Inc., consisting of 50,000 shares of our Class A voting common stock. The purpose of this transaction was to enable our business to be conducted by a reporting company, as pursuant to the "eligibility rule" adopted by the National Association of Securities Dealers, Inc., or "NASD," as only reporting companies may continue to have stock quoted on the OTC Bulletin Board.

      Our principal offices and facilities are located at 750 Highway 34, Matawan, NJ 07747 and our telephone number is (732) 441-7700. Our common stock is quoted on the OTC Bulletin Board under the trading symbol "IVOC."

OUR BUSINESS

      We design, manufacture, and market innovative voice and computer telephony communications systems for businesses and corporate departments with as many as 20,000 telephones. Our speech recognition software products enable our customers to communicate more effectively by integrating their traditional office telephone systems with automated attendant, voice mail, unified messaging, and interactive voice response, or "IVR," functions. Our products are designed to be "people oriented," with features that can be readily used without special training or manuals. Our principal products, Speech-enabled Auto Attendant, iVOICEMail, Unified Messaging, and iVOICE IVR, incorporate this philosophy. We also design, market, and support voice recognition products. Except for iVOICE
IVR, which is generally sold directly to end users due to required customization, iVOICE markets and promotes its speech enabled products through telephony reseller channels and telephone equipment manufacturer distributor networks. This allows iVOICE to leverage those resellers' existing customer bases. We may, however, sell direct to end users in geographic locations where an existing dealer relationship does not exist. On direct sales orders, iVOICE is able to achieve greater profit margins through higher direct selling prices.


PRODUCTS AND SERVICES


      Our products use standard open-architecture personal computer platforms and Microsoft Windows 2000, NT Server and NT Workstation operating systems, thereby facilitating the rapid adoption of new PC-based technologies while reducing overall product costs. We concentrate our development efforts on software rather than hardware because we believe that the most efficient way to create product value is to emphasize software solutions that meet customers' needs. We have traditionally used standard PC-related hardware components in our products, in part, to limit our need to manufacture components. However, we have recently developed our software for use with Telephony Application Program Interface or TAPI. The use of TAPI allows iVOICE to integrate into different telephone private branch exchange systems or PBX's, eliminating the need for additional external hardware. iVOICE's manufacturing operations consist only of the installation of its proprietary software and a voiceboard, if required, into a fully assembled PC system. iVOICE obtains from suppliers components such as PCs, circuit boards, application cards, faxboards, and voiceboards.

      Our products include the iVOICE Speech Enabled Auto Attendant allowing businesses to incorporate speech recognition into their telephone systems without duplicating their current voicemail applications. The Speech Enabled Auto Attendant uses a customized dictionary of names and extension numbers that enables callers to contact their party using their spoken voice. Also one our principal products is iVOICE IVR (interactive voice response). Except for iVOICE IVR that is generally sold direct due to requested customization, iVOICE markets and promotes its products to telephony reseller and distributor networks. This allows iVOICE to leverage those resellers' existing customer bases. Our flagship product is iVOICE IVR, an application generator that allows full connectivity to the most popular databases, including Microsoft Access, Microsoft Excel, Microsoft Fox Pro, DBase, Btrieve, and Paradox, or to standard text files. iVOICE IVR can be used to read information from, and write information to, databases, as well as query databases and return information. iVOICE IVR performs over 40 different customizable commands. Properties can be set up for each command, as if the commands were being executed manually. iVOICE IVR links a phone system to a database to provide customers with 24-hour immediate access to account information, via telephone. With iVOICE IVR, polished IVR applications are quick and easy to install. No knowledge of computer programming and minimal database knowledge is needed. iVOICE IVR will execute any created application when a caller dials in. Using DTMF (touch-tone telephones) or speech activation allows callers to interact with the system. Advanced database technology permits reading, writing, appending, searching and seeking database information. A user can record product inventory, set up games, keep a record of patients or customers, and perform other applications. The advanced, innovative technology, backed by a simple, easy-to-use drag-and-drop interface, makes writing applications simple.

      The iVOICE IVR also incorporates an Internet access tool, which can be either connected to the IVR system or run as a standalone. This IVR system also has a graphical user interface and provides for Internet access to the system. Once logged onto the Internet, a user can gain access to the IVR system by clicking on a hypertext link for the user's browser. Upon entering the IVR system, the response prompts are in text form rather than voice form. The user can enter selections and get information by clicking on icons or choosing items from menus. Some of the Internet applications available are order processing and transactions, database integration, questions and queries, account status, delivery information, funds transfer, and claims information.

      The following is a list of Speech-enabled applications which iVOICE has developed and are available for sale:

            iVOICE IVR (INTERACTIVE VOICE RESPONSE). Enables a caller to obtain requested information in voice form from a local or non-local database. Examples of IVR range from simply selecting announcements from a list of options stored in the computer (also know as Audio
            Text) to more  complex  interactive  exchanges  such as  querying  a database for information. iVOICE IVR allows information in PC databases to be accessed from a standard touch-tone telephone using a telephone keypad or voice commands. iVOICE IVR is sold as a customized turnkey system or as an Application Generator giving the end user the ability to develop their own customized IVR application.

            SPEECH ENABLED AUTO ATTENDANT. Any business can improve and speed up service for its customers by enabling them to reach the desired contact person or department by simply saying the appropriate name. Our speech recognition system is accurate and reliable. Callers no longer need to punch in letters on a telephone keypad.

            UNIFIED MESSAGING. With Unified Messaging, e-mail, voice mail and faxes can be handled through a desktop PC or the telephone. All messages can be viewed and acted upon in order of importance via Microsoft Outlook or a Web Browser. E-mail can also be retrieved over the phone, using text-to-speech, and responded to with a voice message including directed to a fax machine.

            iVOICEMAIL. This allows a caller to store voice messages and reply via the computer. This method allows the caller to conduct a dialogue with another person without having to be on the same line at the same time. As with most voice mail systems, the caller can record, store and delete messages and direct messages to multiple subscribers.

            iVOICE NAME DIALER is an automatic phone dialing system. The system imports the necessary contact information for dialing (names and phone numbers) from a variety of sources including, but not limited to, Microsoft Outlook, ACT, and Gold Mine. The imported names are then transcribed, through software, into a set of phonemes to be used for voice recognition. When the end user picks up the handset, the call is automatically transferred through the PBX, to the Name Dialer software running on a server machine. The user simply says the name of the person (whose name came from the contact list) and the Name Dialer places the call.

            iVOICE SPEECH DIRECTORY allows employees to pick up their phone, say the name of a co-worker they wish to speak to, and the Speech Directory will transfer the call. Just by speaking the person's name, the Speech Directory can also return an internal pager number, cell numbers and email listings through a voice activated telephony directory.

            INTERACTIVE VOICE RESPONSE/WEB APPLICATIONS. Using the Internet to access the IVR system, you "DIAL" the system by clicking on a hypertext link from your browser. The system responds the same way, except in text form, and not the normal voice prompt. You may enter selections and get information by clicking on icons or choosing items from menus.

      We are currently working on upgrading and enhancing existing products, with the aim of adding to some products, a full toolkit that would enable natural language recognition allowing the systems to understand spoken sentences rather than just single words.


MARKETING AND DISTRIBUTION


      iVOICE is currently focused on developing its dealer and reseller channels. Management believes it can leverage already existing equipment manufacturers reseller channels by integrating its speech recognition software directly into their established revenue producing product lines. We estimate that each major telephony equipment manufacturer has an estimated 150-600 authorized dealers and resellers throughout North America. The recent introduction of an entirely TAPI (Telephone Application Program Interface) based Speech-enabled Auto Attendant and Name Dialer, allows integration into different PBX systems without the need for additional hardware devices. Although concentration on resellers is the predominate and preferred sales channel, iVOICE also sells directly to end-users via its direct sales force providing management with information on market trends and customer needs. The direct channel also provides an avenue more suitable for iVOICE IVR applications that often require customized development, which is usually difficult to provide through the reseller network.

      Our marketing strategy emphasizes our user-friendly PC-based processing applications that offer integrated access to a broad range of communication avenues with other people and information sources. Our strategy is built around the following basic elements:

            EMPHASIZE SOFTWARE, NOT HARDWARE. We concentrate our developing software that meets our clients' needs, rather than on designing or modifying hardware. This allows us to create the most value from our products.

            USE OF STANDARD, MICROSOFT WINDOWS-BASED ARCHITECTURE, OPEN SYSTEMS AND HARDWARE. Our products use standard, open-architecture PC platforms and operating systems rather than proprietary computer hardware and operating systems. As a result, we can quickly adapt to new PC-based technologies, leveraging the substantial investments made by third parties in developing these new technologies for the PC environment. In addition, using available hardware components and software minimizes our manufacturing activity and thereby reduces the overall cost of our products.

            FOCUS ON BUSINESSES AND CORPORATE DEPARTMENTS HAVING AS MANY AS 20,000 TELEPHONES. Our products are designed for use by businesses and corporate departments having as many 20,000 telephones in a wide range of markets, including manufacturing, retail, service, healthcare, and government. Our products offer these organizations, features offered by large, proprietary call processing systems, but at a more affordable price.

            DEVELOP USER-FRIENDLY PRODUCTS. We aim to make our products as easy as possible to install, maintain, and use. We accomplish this by incorporating product features that can be used without special training or manuals. One example of this user-oriented philosophy is exhibited in our voicemail product. iVOICEMAIL has user prompts that encourage conversation between callers and subscriber and uses simplified screens and menus for ease of installation.

            MINIMIZE DISTRIBUTION OVERHEAD. We are able to achieve broad market coverage in the U.S. via a nationwide network of independent telephone system dealers, and original-equipment-manufacturers, or "OEMs." This structure both minimizes our selling overhead and maximizes our product exposure, and allows us to focus our resources on product development.

NEW PRODUCTS

      In June 2002, we announced commercial availability of digital connectivity for our Speech Enabled Auto Attendant, VoiceMail and Unified Messaging applications. The migration to a digital platform should enable us to distribute our speech recognition solutions to mid and larger sized entities that support and prefer digital connectivity, which we feel could greatly expand our potential customer base. The Private Branch Exchanges or "PBX" already supporting digital technology include Avaya(R) Difinity(R), Nortel(R) NorStar(R) and Meridian(R), NEC(R), and Siemens(R) HICOM(R), representing a significant portion of PBX market share. Compared to other integration methods, digital integration offers more features and greater reliability.

      In December 2001, we introduced the iVOICE NAME DIALER that uses Telephony Application Program Interface or ("TAPI"). The use of TAPI, allows iVOICE to integrate into different telephone private branch exchange systems ("PBX"), eliminating the need for additional component hardware. Each phone system hardware provider provides a specific software driver that interfaces directly with the iVOICE Name Dialer. TAPI provides a high-level interface for dialing and disconnecting. The Name Dialer is an automatic phone dialing system. The system imports the necessary contact information for dialing (names and phone numbers) from a users' contact management software such as Microsoft Outlook, ACT, and Gold Mine. The imported names are then transcribed, through our software, into a set of phonemes to be used for voice recognition. When the user picks up the handset, the call is automatically transferred through the PBX, to the Name Dialer software running on a server machine. The user simply says the name of the person (whose name came from the contact list) and the Name Dialer places the call.

      iVOICE is currently distributing demonstration copies of the Name Dialer to resellers and distributors to determine customer interest and marketability.

COMPETITION

      The voice-recognition industry is highly competitive, and we believe that this competition will intensify. The segment of the industry that supplies call-processing systems to businesses is also extremely competitive. Many of our competitors have longer operating histories, significantly greater financial, technical, product development, and marketing resources, greater name recognition or larger client bases than we do.

      For example, industry analysts recognize Nuance Communications, Inc. and SpeechWorks International, Inc. as the market leaders in voice recognition software. Customers of Nuance include American Airlines, Bell Atlantic, Charles Schwab, Sears and UPS. Nuance offers products through industry partners, platform providers, and value-added resellers around the world. Corporate investors in Nuance include Cisco Systems, Intel, Motorola, SAIC, Siebel
Systems, SRI International, Sun Microsystems, and Visa International. SpeechWorks customers include America Online, First Union National Bank, Microsoft, Thrifty Car Rental and United Airlines.

      On a more directly competitive scale, other companies that produce computerized telephony systems that incorporate speech recognition into their products such as the iVOICE SPEECH-ENABLED AUTO ATTENDANT include companies like Locus Dialogue, Phonetic Systems and Sound Advantage. Management believes that the iVOICE SPEECH-ENABLED AUTO ATTENDANT has competitive advantages based upon product features, the accuracy of the speech recognition and product pricing.

SUPPLIERS

      Our suppliers include Dialogic Corporation (an Intel company) that distributes through a network of resellers for voiceboards, and iTox, Inc., Amer.com, Inc. and Ingram-Micro, Inc. for computer components. Since our products are based and run on standard PC architecture and as result of iVOICE's recent integration with TAPI, iVOICE does not rely on any one specific supplier for its system components. We have not experienced any supply shortages with respect to the components used in systems or developed applications.

CUSTOMERS

      Direct customers are comprised of businesses, organization and corporate departments that use telephones as a principal means of communications. Specifically, the end users of our products seek to automate the call process for incoming callers in order to improve customer service and increase productivity. The iVOICE SPEECH-ENABLED AUTO ATTENDANT and iVOICE IVR seek to fulfill these customer needs. Customers who seek to automate the call process for outbound calling are primary targets for the iVOICE NAME DIALER and iVOICE PATIENT REMINDER.

      Wholesale customers include value added resellers and distributors of telephony equipment throughout North America.

      For the year ended December 31, 2001, no one customer represented more than 10% of our total revenues. iVOICE does not rely on any one specific customer for any significant portion of its revenue base.

      We generally require customers to pay 50% down on any turnkey applications purchased, with the balance due when installation has been completed. Software only sales require cash-on-delivery or prepayment before shipping except for dealers and resellers, which subject to credit approval are given 30 day payment terms. iVOICE accepts checks or Visa/Mastercard.

      Approximately 70% of our revenues are derived from customers located in the northeast U.S. The remaining 30% are from customers located elsewhere in the continental U.S.


PATENTS AND TRADEMARKS


      iVOICE currently has ten patent applications pending with the United States Patent and Trademark Office for speech enabled applications that it has developed internally. These applications include various versions of the "iVOICE Speech Enabled Name Dialer", the "Voice Activated Voice Operated Copier", the

"Voice Activated Voice Operational Universal Remote Control", and the "Voice Activated, Voice Responsive Product Locator."

      In February 2002, iVOICE filed a Trademark application for its `iVOICE' logo and approval is pending.

GOVERNMENT REGULATION

      iVOICE is subject to licensing and regulation by a number of authorities in its state or municipality. These may include health, safety, and fire regulations. iVOICE's operations are also subject to federal and state minimum wage laws governing such matters as working conditions and overtime.

      iVOICE is not subject to any necessary government approval or license requirement in order to market, distribute or sell its principal or related products other than ordinary federal, state, and local laws which governs the conduct of business in general. iVOICE is unaware of any pending or probable government regulations that would have any material impact on the conduct of business.


RESEARCH AND DEVELOPMENT


      Our research and development efforts focus on enhancing our existing product line and the development of new products that integrate with our existing products. We continually seek to improve our core speech recognition technology through ease of use, broader application and increased accuracy. iVOICE employs qualified technical personnel to strengthen its product line. In 2001, research and development expenditures consisted of $380,692 in salaries and wages to iVOICE's technical staff and $6,773 for technical hardware supplies, software tool-kits and technical publications. In the year 2000, iVOICE spent $406,106 in technical salaries and wages and $17,361 for related supplies, tools and publications. Reductions in amounts expended were deemed necessary for the conservation of capital resources.

LICENSES

      We have purchased a worldwide, non-exclusive, irrevocable, royalty-free, fully paid license from Entropic, Inc., a Microsoft company, to incorporate their speech engine into customized software applications for our customers. We also have non-exclusive license agreements with Lernout & Hauspie Speech Products and Fonix Corporation, each of which allows us to incorporate their text-to-speech software into our applications so clients can listen to e-mail messages from any telephone.

EMPLOYEES


      As of August 1, 2002, we had 10 full time employees and 2 part-time employees. None of our employees are represented by a labor organization and we are not a party to any collective bargaining agreements.

                                   MANAGEMENT

      iVOICE's present director and executive officers are as follows:

                NAME                 AGE     POSITION
                ------------------  -----    ---------------------------
                Jerome R. Mahoney     41     President, Chief Executive
                                             Officer and Director
                Kevin Whalen          38     Chief Financial Officer

      The following is a brief description of the background of the sole director and executive officers of iVOICE.

JEROME R. MAHONEY (PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR)

      Mr. Mahoney has been our Chief Executive Officer and our sole director since May 21, 1999. Mr. Mahoney started at Executone Information Systems, a telephone systems manufacturer, and was Director of National Accounts from 1988 to 1989. In 1989, Mr. Mahoney founded Voice Express, Inc., a New York company that sold voicemail systems and telephone system service contracts and installed these systems. Mr. Mahoney sold Voice Express Systems in 1993. From 1993 to 1997, Mr. Mahoney was President of IVS Corp., and on December 17, 1997, he established International Voice Technologies, which we merged with on May 21, 1999. Mr. Mahoney received a B.A. in finance and marketing from Fairleigh Dickinson University, Rutherford, N.J. in 1983.

KEVIN WHALEN (CHIEF FINANCIAL OFFICER)

      Mr. Whalen has been a Certified Public Accountant since 1988 and has over 10 years experience in public accounting and 6 years experience in industry. From 1996 to 2000, he served as the Corporate Controller for Willcox and Gibbs, Inc., a $160 million international sales and distribution company, where he was responsible for preparing consolidated analytical statements and SEC filings, managing the company's independent audits, and assisting in the registration of an $85 million public bond offering. From 1986 to 1996, Mr. Whalen was the Tax Supervisor for Curchin and Company, P.A., where he was responsible for compilation and review engagements, as well as developing tax-planning strategies for business and individual clientele. Mr. Whalen received a B.S. in Commerce from Rider College, Lawrenceville, N.J. in 1986 and is a member of the American Institute of Certified Public Accountants.

ITEM 10.  EXECUTIVE COMPENSATION

      The following table shows all the cash compensation paid by iVOICE, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 2001, 2000 and 1999 to iVOICE's named executive officers. No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the chart below, were paid to this executive officer during these fiscal years.

                                       ANNUAL COMPENSATION                              LONG-TERM COMPENSATION
                          -----------------------------------------------------  -------------------------------------
                                                                                           AWARDS             PAYOUTS
                                                                                 --------------------------  ---------
                                                                  OTHER          RESTRICTED
                                                                  ANNUAL           STOCK        OPTIONS/       LTIP      ALL OTHER
NAME AND                           SALARY         BONUS        COMPENSATION       AWARD(S)        SAR'S       PAYOUTS  COMPENSATION
PRINCIPAL POSITION        YEAR       ($)           ($)             ($)              ($)            (#)          ($)         ($)
------------------        ----       ---           ---             ---              ---            ---          ---         ---
Jerome R. Mahoney          2001     $211,200     $75,000      $95,000(3)                 $0             0        0      $354,416(7)
President and Chief        2000     $192,000          $0      $34,000(4)                 $0             0        0        $4,416(7)
Executive Officer          1999     $180,000          $0              $0                 $0             0        0          $578(7)



Kevin Whalen(2)            2001      $93,333     $34,000              $0         $115,000(5)    1,200,000(6)     0            $0
Chief Financial Officer    2000      $53,333          $0              $0          $20,950(5)      200,000(6)     0            $0
                           1999           $0          $0              $0                 $0             0        0            $0



Joel G. Beagelman(1)       2001           $0          $0              $0                 $0             0        0            $0
Former Chief Financial     2000      $39,000          $0              $0                 $0             0        0            $0
Officer, Secretary and     1999     $108,000          $0              $0                 $0             0        0            $0
Treasurer

--------------------------------
(1) Effective May 16, 2000, Mr. Beagelman resigned as our Chief Financial Officer, Secretary, and Treasurer.


(2) Effective May 16, 2000, Mr. Whalen was promoted to Chief Financial Officer and is not subject to any employment contract with iVOICE, Inc.


(3) Represents amounts accrued for reimbursement of income taxes paid by Mr. Mahoney on sales of personal holdings of iVOICE Class A common shares, the proceeds of which have been loaned to iVOICE.


(4)   Represents accrued and unpaid sales commissions due to Mr. Mahoney.


(5) Represents 1,000,000 Class A common shares granted on March 20, 2001 and 50,000 Class A common shares granted on September 20, 2000 and 5,000 Class A common shares granted on June 30, 2000. All shares granted vest with Mr. Whalen three years from the date granted. Total restricted shares held by Mr. Whalen total 1,055,000 valued at $58,025 as of December 31, 2001.


(6) Represents options to purchase 1,000,000 Class A common shares at $.06 granted on June 27, 2001; options to purchase 200,000 Class A common shares at $.10 granted on March 12, 2001; options to purchase 100,000 Class A common shares at $.50 granted on June 30, 2000; options to purchase 50,000 Class A common shares at $.60 granted on May 17, 2000; and options to purchase 50,000 Class A common shares at $.75 granted on May 2, 2000. All options vest 25% per year and expire 5 years from the date of issue. To date, none of these options have been exercised.


(7) Represents $350,000 as reimbursement for the donation of personal holdings of iVOICE Class A Common shares donated to charity and $4,416 in life insurance premiums paid on behalf of Mr. Mahoney for the year ending December 31, 2001; $4,416 in life insurance premiums paid on behalf of Mr. Mahoney for the year ending December 31, 2000; and $578 in life insurance premiums paid on behalf of Mr. Mahoney for the year ending December 31, 1999.

      The following table contains information regarding options granted during the year ended December 31, 2001 to iVOICE's named executive officer.

                             OPTION/SAR GRANTS TABLE
                                                   % TOTAL
                         NO. OF SECURITIES       OPTIONS/SAR'S
                            UNDERLYING            GRANTED TO
                           OPTIONS/SAR'S       EMPLOYEES IN 2000     EXERCISE OR BASE PRICE
NAME                        GRANTED (#)               (%)               ($ PER SHARE)           EXPIRATION DATE
-----------------------  -----------------     ------------------    -----------------------    ----------------

Kevin Whalen, CFO           1,000,000(1)             55.7%                 $0.06                 June 26, 20060
Kevin Whalen, CFO           200,000(1)               11.1%                 $0.10                 March 11, 2006

------------------------------------

(1) All options granted are subject to 25% per year vesting schedule and expire 5 years from the date of grant. To date, no options have been exercised.



      The following table contains information regarding options exercised in the year ended December 31, 2001, and the number of shares of common stock underlying options held as of December 31, 2001, by iVOICE's named executive officer.


                                            AGGREGATED OPTIONS/SAR EXERCISES
                                                 IN LAST FISCAL YEAR AND
                                          FISCAL YEAR END OPTIONS/SAR VALUES(1)
                                                                                                     VALUE OF UNEXERCISED
                                                                                                         IN-THE-MONEY
                                                              NUMBER OF SECURITIES UNDERLYING           OPTIONS/SAR'S
                                                            UNEXERCISED OPTIONS/SAR'S AT FY-END           AT FY-END
                         SHARES ACQUIRED                    ------------------------------------   ----------------------------
                           ON EXERCISE      VALUE REALIZED                  (#)                               ($)
                        ----------------   --------------  -------------------------------------   ----------------------------
NAME                           (#)                ($)         EXERCISABLE       UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
---------------------   ----------------   --------------  ------------------  0----------------   ------------- --------------
Kevin Whalen, CFO                   0                0            50,000            1,350,000              0             0

---------------------------------

(1) These grants represent options to purchase common stock. No SAR's have been granted.


(2) The value of the unexercised in-the-money options were calculated by determining the difference between the fair market value of the common stock underlying the options and the exercise price of the options as of December 30, 2001.



EMPLOYMENT AGREEMENT

      On May 1, 1999, iVOICE entered into a five-year employment agreement with Mr. Mahoney. Mr. Mahoney will serve as iVOICE's President and Chief Executive Officer for a term of five years. As consideration, iVOICE agreed to pay Mr. Mahoney the sum of $180,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Mahoney provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to iVOICE in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by iVOICE) should his employment be terminated following a Change in Control, as defined in the agreement.

STOCK OPTION PLAN


      During the year ended December 31, 1999, iVOICE adopted the Employee Stock Option Plan in order to attract and retain qualified personnel. Under the Plan, the Board of Directors, in its discretion may grant stock options (either incentive or non-qualified stock options) to officers and employees to purchase iVOICE's common stock at no less than 85% of the market price on the date the option is granted. Options generally vest over four years and have a maximum term of five years. During 1999, 20,000,000 shares were reserved for future issuance under the plan. As of August 1, 2002, 11,559,000 options to purchase shares were granted. A total of 9,000,000 of these granted options were exercised. A total of 1,946,083 options to purchase Class A common shares were outstanding and held by company employees. The exercise prices range from $0.06 to $3.75 per share. All options issued to employees vest at 25% per year and expire in 5 years.

                             DESCRIPTION OF PROPERTY

      iVOICE does not own any real property for use in its operations or otherwise.

      iVOICE leases its headquarters located at 750 Highway 34, Matawan, New Jersey. On December 5, 2001 iVOICE renegotiated the former lease for these premises reducing the square footage occupied by iVOICE from approximately 8,000 to approximately 4,200 square feet of space. The new lease is for a period of eight months at a cost of $7,000 per month. Upon expiration of the lease term, iVOICE can opt to enter a new lease for its current premises.

      iVOICE maintains a good relationship with its landlord and believes that its current facilities will be adequate for the foreseeable future.


                                LEGAL PROCEEDINGS

      iVOICE is aware of the following actual and threatened legal proceedings:

      We were named a defendant in a lawsuit brought about by Communication Research, Inc. In this lawsuit, CRI makes claims against us of constructive eviction, trespass, breach of contract, conversion, interference with economic relations, and quantum merit. On March 4, 2002, in the Superior Court of New Jersey in Bergen County, the plaintiff was awarded a judgment in the amount of $31,978. In an agreement to vacate the judgment against iVOICE, the parties have agreed to settle the claim for $15,000 payable in 5 monthly installments.

      We were named defendant in a lawsuit brought by Lighthouse Technical Consulting, Inc. filed March 14, 2001. In this lawsuit, the plaintiff makes claim for non-payment of $15,000 for placement services performed by Lighthouse. Upon filing a Motion to Dismiss the Complaint, the complaint was dismissed without prejudice on December 21, 2001. On April 16, 2002, iVOICE filed a motion to dismiss the complaint with prejudice.

      We were named defendant in a lawsuit brought by Business Staffing, Inc. filed April 12, 2001. In this lawsuit, the plaintiff makes claim for non-payment of $37,250 for placement services performed by Business Staffing. In non-binding arbitration, the arbitrator determined an amount of $19,250 to be owing to the plaintiff for services performed. This entire amount has previously accrued and presents no impact to the financial position of iVOICE. Management has filed a motion for the case to be heard at trial and intends to vigorously defend itself in this suit.

      iVOICE has filed suit against PanAm Wireless, Inc. the parent company of Celpage, Inc. for breach of contract amounting to $245,375, related to the installation of a 196-port Integrated Voice Response System at the customer's Guaynabo, Puerto Rico location. PanAm has refused to accept the remaining ports citing a shortfall in their projected subscriber base. Subsequent to the filing and in response to our claim, PanAm Wireless has entered a counterclaim in the amount of $5,418,438 for lost profits and additional costs incurred by PanAm Wireless alleging iVOICE failed to supply the required equipment and that the system did not provide the specified services specified in their purchase order. iVOICE refutes the claims made by PanAm wireless and will vigorously defend itself against this counterclaim. iVOICE and Celpage are currently negotiating to complete a significant portion of the remaining installation.

                             PRINCIPAL STOCKHOLDERS


      The following table sets forth, as of August 1, 2002, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) the director, (iii) each executive officer and (iv) all directors and executive officers as a group.


ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



                                                                                              COMMON STOCK
                                                                                           BENEFICIALLY OWNED
                                                                                 ---------------------------------------
NAME/ADDRESS                                          TITLE OF CLASS                  NUMBER              PERCENT(1)
-----------------------------------------------       -------------------------  ------------------   ------------------
Jerome R. Mahoney                                     Class A common stock        270,252,656(3)             67.1%
750 Highway 34                                        Class B common stock       2,316,675(4)(5)            100.0%
Matawan, New Jersey  07747

Kevin Whalen                                          Class A common stock             1,055,000                 *
750 Highway 34
Matawan, New Jersey  07747

Sole Director and All Officers as a Group             Class A common stock           271,307,656             67.4%
750 Highway 34                                        Class B common stock             2,316,675            100.0%
Matawan, New Jersey  07747

Joel Beagelman                                        Class A common stock          6,777,052(2)              4.0%
750 Highway 34
Matawan, New Jersey 07747

Cornell Capital Partners, LP                          Class A common stock         15,368,421(6)              8.5%
101 Hudson Street, Suite 3606
Jersey City, New Jersey  07302

(1) Applicable percentage of ownership is based on 171,047,193 shares of Class A common stock outstanding as of August 1, 2002, together with securities exercisable or convertible into shares of Class A common stock within 60 days of August 1, 2002 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Class A common stock subject to securities exercisable or convertible into shares of Class A common stock that are currently exercisable or exercisable within 60 days of August 1, 2002 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.



(2)   Includes 600,000 shares held by Mr. Beagelman's three children.


(3) Includes 450,000 shares of our Class A common stock held by Mr. Mahoney's minor children and the right to receive 2,316,675 shares of Class B common stock upon conversion of outstanding indebtedness that have the voting power of, and may be converted into 231,667,500 shares of Class A common stock.


(4) The shares of Class B common stock held by Mr. Mahoney have the voting power of, and may be converted into 231,667,500 shares of Class A common stock. iVOICE does not have a sufficient number of authorized shares of Class A common stock in order to honor the exercise or conversion of all outstanding options, warrants, debentures and Class B common stock. Accordingly, Mr. Mahoney, iVOICE's President and Chief Executive Officer, has agreed not to convert any of his shares of Class B common stock until such time as the accompanying registration statement is no longer effective or until iVOICE has increased the number of authorized shares of Class A common stock.


(5) Pursuant to the Promissory Note and Security Agreement executed by Mr. Mahoney and iVOICE, Inc. on March 20, 2001, Mr. Mahoney may at his option convert amounts owed to him for monies loaned to iVOICE from the proceeds of stock sales, unpaid compensation, income taxes incurred from the sale of stock unreimbursed expenses and interest on the unpaid balance at an amount equal to one Class B share for each dollar owed. At June 30,2002, the total balance equaled $1,962,675 representing 1,962,675 Class B common shares and subsequently convertible into 196,267,500 Class A common shares.


(6) This consists of 5,500,000 shares of Class A common stock and debentures convertible into 9,868,421 shares of Class A common stock.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During the period from June 2000 to date, Jerome R. Mahoney, President and Chief Executive Officer of iVOICE has sold personal holdings of iVOICE's Class A common shares and has loaned the proceeds of these sales to iVOICE to fund its working capital requirements. iVOICE has executed a promissory note and Security Agreement in favor of Mr. Mahoney.

      As of June 30, 2002, the outstanding loan balance including interest, monies loaned from the proceeds of stock sales, unpaid compensation, income taxes incurred from the sale of stock and unreimbursed expenses, totaled $1,962,675.

      Under the terms of the loan agreements, the note holder may elect prepayment of the principal and interest owed pursuant to this note by issuing Jerome Mahoney, or his assigns, one Class B common share of iVOICE, Inc., no par value, for each dollar owed. As of June 30, 2002, Mr. Mahoney had the ability to convert the amounts owed to him into 1,962,675 shares of Class B common stock. iVOICE does not have a sufficient number of authorized shares of Class A common stock in order to honor the exercise or conversion of all outstanding options, warrants, debentures and Class B common stock. Accordingly, Mr. Mahoney, iVOICE's President and Chief Executive Officer, has agreed not to convert any of his shares of Class B common stock until such time as the accompanying registration statement is no longer effective or until iVOICE has increased the number of authorized shares of Class A common stock.

      In May 1999, iVOICE entered into a five-year employment agreement with Mr. Mahoney. He will serve as President and Chief Executive Officer for a term of five years. As consideration, iVOICE agreed to pay the Executive a sum of $180,000 the first year with a 10% increase every year thereafter.

      iVOICE's assets are subject to a Security Agreement with Mr. Mahoney.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

      Our common stock is quoted on the OTC Bulletin Board under the symbol "IVOC." The following table shows the high and low closing prices for the periods indicated.

                   =================================================
                                           HIGH           LOW

                    2000
                   =================================================
                    First Quarter        $5.9375       $0.2900
                    Second Quarter       $2.2812       $0.3438
                    Third Quarter        $0.7031       $0.3281
                    Fourth Quarter       $0.4900       $0.0950

                   =================================================
                    2001
                   =================================================
                    First Quarter        $0.4000       $0.0950
                    Second Quarter       $0.1700       $0.0500
                    Third Quarter        $0.0820       $0.0430
                    Fourth Quarter       $0.0900       $0.0400

                   =================================================
                    2002
                   =================================================
                    First Quarter        $0.0590       $0.0270
                    Second Quarter       $0.0350       $0.0120
                                         =======       =======

HOLDERS OF COMMON EQUITY

      As of June 21, 2002, the number of record holders of our common shares was approximately 506.

DIVIDEND INFORMATION

      To date, iVOICE has never paid a dividend. We have no plans to pay any dividends in the near future. We intend to retain all earnings, if any, for the foreseeable future, for use in our business operations.

SALES OF UNREGISTERED SECURITIES

      SIX MONTHS ENDED JUNE 30, 2002. In June 2002, iVOICE entered into an Equity Line of Credit Agreement. Under this agreement, iVOICE may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5.0 million. Subject to certain conditions, iVOICE will be entitled to commence drawing down on the equity line of credit when the common stock under the Equity Line of Credit is registered with the Securities and Exchange Commission and will continue for two years thereafter. The purchase price for the shares will be equal to 91% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $250,000 in any thirty-day period, provided that each of the initial four advances may not exceed $150,000 and thereafter may not exceed $75,000. iVOICE paid Cornell a one-time commitment fee of 5,500,000 shares of Class A common stock. Cornell Capital Partners will also retain 5% of each advance. In addition, iVOICE will entered into a placement agent agreement with Westrock Advisors, Inc., a registered broker-dealer. Pursuant to the placement agent agreement, iVOICE paid a one-time placement agent fee of 500,000 shares of Class A common stock.

      In June 2002, iVOICE raised $255,000 from the sale of convertible debentures. These debentures are convertible into shares of Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the common stock as of the closing date or
(b) an amount equal to eighty percent (80%) of the average closing bid price of the common stock for the four trading days immediately preceding the conversion date. If such conversion had taken place at $0.0152 (i.e., 80% of the recent price of $0.019), then the holders of the convertible debentures would have received 16,776,316 shares of Class A common stock. These convertible debentures accrue interest at a rate of 5% per year and are convertible at the holder's option. These convertible debentures have a term of two years. At our option, these debentures may be paid in cash or redeemed at a 20% premium prior to June 2004. In the event iVOICE exercises a redemption of either all or a portion the convertible debentures, the holder will receive a warrant to purchase 10,000 shares of Class A common stock for every $100,000 redeemed. The Warrant will be exercisable on a "cash basis" and have an exercise price equal to 120% of the closing bid price of the Class A common stock. The Warrant will have "piggy-back" and demand registration rights and will terminate two years after issuance.

      In June 2002, iVOICE issued 5,500,000 shares of Class A common stock to Cornell Capital Partners, L.P., 500,000 shares of Class A common stock to Westrock Advisors and 200,000 shares of Class A common stock to Seth A Farbman, all in connection with the Equity Line of Credit. These shares were valued at $110,000, $10,000 and $4,000, respectively.

      In May 2002, iVOICE issued 2,250,000 shares of Class A common stock to Lawrence A. Muenz for legal services rendered. These legal services were valued at $45,000.

      In April and May 2002, iVOICE issued 2,741,331 shares of Class A common stock for the conversion of $29,823.64 of convertible debentures.

      For the three months ended March 31, 2002, iVOICE had the following transactions in its Class A common stock:

      o iVOICE issued 10,000 shares of its Class A common stock to J & D Communications for services rendered valued at $540.

      o iVOICE issued 505,921 shares of Class A common stock for the conversion of $15,000 in debenture principal and 84,766 shares for $2,594 in accrued interest.

      o iVOICE issued 4,364,516 shares of Class A common stock for the conversion of $95,679 in accrued interest on its outstanding 12% convertible debentures.

      YEAR ENDED DECEMBER 31, 2001. In the year ending December 31, 2001, iVOICE issued the following unregistered securities pursuant to various exemptions from registration under the Securities Act of 1933:

      We issued 15,194,287 shares of Class A common stock for services valued at $918,905.

      We issued 9,829,204 shares of Class A common stock for the conversion of $402,201 in debenture principal and 317,576 shares of Class A common stock for $13,885 in accrued interest.

      We issued 2,128,000 shares of Class A common stock valued at $211,080 to settle disputes arising from financing agreements.

      We issued 1,172,000 shares of Class A common stock to Swartz Private Equity, LLC under the terms of a financing agreement for net proceeds of $129,931.

      We issued $425,000 of 8% Convertible Debentures exercisable at an 80% conversion price. The 20% conversion discount totaling $106,250 was recorded as interest expense.

      We issued 2,183,834 shares of our Class A common stock at various times during the year as compensation to employees valued at $234,432.

      On January 30, 2001, we issued 328,951 shares of our Class A common stock as repayment of amounts owed to related parties valued at $75,659.

      On November 20, 2001, we issued 1,000,000 shares of our Class A common stock for the conversion of 10,000 shares of our Class B common stock.

      During 2001, we issued the following options and warrants:

      o Options to purchase 1,655,000 shares of Class A common stock to employees at an average price of $0.076 per share. Of these options, 255,000 were cancelled due to employee terminations in 2001. The remaining options vest at 25% per year and have a five-year expiration from date of issue.

      o Warrants to purchase 404,510 shares of Class A common stock with an average exercise price of $0.1220, to Swartz Private Equity, LLC as draw-down fees under a financing agreement. The warrants expire five years from the date of issue.

      o Warrants to purchase a total of 343,750 shares of Class A common stock with an exercise price of $0.1323 to Owen May and Michael Jacobs of the May Davis Group as a fee for the placement of 8% convertible debentures, pursuant to a subscription agreement. The warrants expire five years from the date of issue.

      o Warrants to purchase 18,000,000 shares of Class A common stock with an exercise price of $0.055 to the EMCO\Hanover Group, Inc. pursuant to a consulting agreement with them. We issued 18,000,000 shares of Class A common stock for the exercise of this warrant.

      o Warrants to purchase a total of 250,000 shares of Class A common stock at $0.047 per share to Beacon Capital LLC in consideration for the placement of $150,000 of 8% convertible debentures pursuant to an subscription agreement. The warrants are exercisable at any time prior to their five year expiration and carry a cash or cashless exercise at the option of the holders.

      YEAR ENDED DECEMBER 31, 2000. On February 10, 2000, iVOICE settled a $4,500,000 lawsuit by issuing 2,000,000 shares of Class A common stock. These shares were valued at $300,000 on the date of issuance.

      On January 10 and February 2, 2000, we issued $100,000 and $50,000, respectively, of 12% Convertible Debentures exercisable at a 50% conversion price. The 50% conversion discount totaling $150,000 was recorded as a prepaid debt issue cost and was amortized over the life of the debt. Debt issue costs represent the estimated cost of the conversion discount feature relating to the issuance of the Company's convertible debentures. In previous years, these costs were amortized and charged to interest expense over the life of the debt. During the year ended December 31, 2001, the Company charged to expense the fair value of the beneficial conversion features of the convertible debt as measured at the date of issuance in accordance with EITF Issue 98-5. The switch to this method of accounting did not have a material affect on the Company's financial statements.

      During the year ended December 31, 2000, iVOICE issued 848,718 shares of Class A common stock for services valued at $518,155.

      On April 24, 2000, iVOICE issued 50,000 shares of Class A common stock to Corporate Architects, Inc. with a value of $46,875 as a referral fee for the purchase of ThirdCAI, Inc.

      During the year ended December 31, 2000, iVOICE issued 80,000 shares of Class A common stock as compensation to employees valued at $69,938.

      During the year ended December 31, 2000, iVOICE issued 9,000,000 shares of Class A common stock upon the exercise of options at $0.033 per share for a total of $297,000.

      During the year ended December 31, 2000, iVOICE issued 33,600,000 shares of Class A common stock for the conversion of 336,000 shares of Class B common stock.

      During the year ended December 31, 2000, iVOICE issued 1,007,287 shares of Class A common stock for the conversion of $163,000 in principal on its outstanding 12% convertible debentures.

      During the year ended December 31, 2000, iVOICE issued 1,240,047 shares of Class A common stock for cash totaling $746,000.

      On August 17, 2000, in connection with a financing agreement with Swartz Private Equity, LLC, we issued a warrant to purchase 5,490,000 shares of Class A common stock at $0.484 per share. The warrant expires on August 16, 2005 and contains strike price reset provisions.

      TRANSACTIONS FROM MAY 21, 1999 (THE DATE OF THE MERGER). On May 21, 1999, International Voice Technologies, Corp., a Delaware corporation, merged with and into the predecessor of iVOICE, Visual Telephone International, Inc., with Visual Telephone surviving. Simultaneous with the merger, Visual Telephone changed its name to iVOICE.com, Inc. and later to iVOICE, Inc. In connection with the merger, iVOICE issued 36,932,364 shares of Class A common stock to the shareholders of International Voice Technologies. On the date of issuance, these shares were valued at $138,000.

      In consideration for the merger with International Voice Technologies, Jerome R. Mahoney, the sole stockholder of International Voice Technologies, received 10,000,000 shares of Class A common stock and 700,000 shares of Class B common stock. In addition, the two controlling stockholders of Visual Telephone sold 300,000 shares of Class B common stock to Mr. Mahoney and concurrently canceled a total of 2,000,000 shares of their Class A common stock. The consulting firm of Toby Investments received 2,000,000 shares of common stock for consulting services on the transaction. The agreement also provided that certain of the assets of Visual Telephone would be transferred to Visual Telephone's wholly owned subsidiary, CRI. The merger was accounted for in its financial statements as a public shell merger. In a public shell merger the stockholders of the operating company, in this case International Voice Technologies, become the majority owners of the shell company, in this case Visual Telephone, and the stockholders of Visual Telephone, the public shell company, become minority stockholders in International Voice Technologies, the operating company.

      On May 22, 1999, iVOICE issued 400,000 shares of Class A common stock to Lawrence A. Muenz for legal services. These shares were valued at $32,000 on the date of issuance.

      On May 22, 1999, iVOICE issued 10,000 shares of Class A common stock to Ron Vance for consulting services. These shares were valued at $800 on the date of issuance.

      On June 15, 1999, iVOICE issued 3,200,000 shares of Class A common stock to Suraj Tschand for the purchase of software codes. These shares were valued at $544,000 on the date of issuance.

      On June 22, 1999, iVOICE issued 418,799 shares of Class A common stock to DOTCOM Funding for cash. These shares were valued at $87,949 on the date of issuance.

      On July 12, 1999, iVOICE issued 445,655 shares of Class A common stock to DOTCOM Funding for cash. These shares were valued at $93,589 on the date of issuance.

      On August 16, 1999, iVOICE issued 116,845 shares of Class A common stock to DOTCOM Funding for cash. These shares were valued at $59,591 on the date of issuance.

      On August 27, 1999, iVOICE issued 50,000 shares of Class A common stock to John Mahoney for services. These shares were valued at $7,000 on the date of issuance. John Mahoney is the father of Jerry Mahoney, iVOICE's President, Chief Executive Officer and sole director.

      On August 27, 1999, iVOICE issued 50,000 shares of Class A common stock to Daniel Timpone for services. These shares were valued at $7,000 on the date of issuance.

      On August 31, 1999, iVOICE issued 100,000 shares of Class A common stock to RFG, Inc. for services. These shares were valued at $14,000 on the date of issuance.

      In October 1999, iVOICE issued 12% debentures that were convertible into shares of iVOICE's Class A common stock at the option of the holder by dividing the outstanding principal and interest by the conversion price which shall equal 50% of the average bid price during the 20 trading days before the conversion date. As of June 30, 2002, $345,200 in principal of the 12% debentures and $99,644 in accrued interest had been converted into 10,017,819 shares of iVOICE's Class A common stock. Total outstanding principal balance of the 12% convertible debentures at June 30, 2002 was $154,800, plus accrued interest of $13,460. Debt issue costs represent the estimated cost of the conversion discount feature relating to the issuance of the Company's convertible debentures. In previous years, these costs were amortized and charged to interest expense over the life of the debt. During the year ended December 31, 2001, the Company charged to expense the fair value of the beneficial conversion features of the convertible debt as measured at the date of issuance in accordance with EITF Issue 98-5. The switch to this method of accounting did not have a material affect on the Company's financial statements.

      On November 1, 1999, iVOICE issued 250,000 shares of Class A common stock to Leo Pudlo as employee compensation. These shares were valued at $87,500 on the date of issuance.

      On November 23, 1999, iVOICE issued 20,000 shares of Class A common stock to Jason Christman for services. These shares were valued at $2,800 on the date of issuance.

      On November 23, 1999, iVOICE issued 100,000 shares of Class A common stock to Merle Katz upon the exercise of options. These shares were valued at $14,000 on the date of issuance.

      We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. iVOICE made a determination in each case that the person to whom the securities were issued did not need the protections that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by iVOICE, after approval by our legal counsel. iVOICE believes that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. iVOICE also believes that the investors had access to the same type of information as would be contained in a registration statement.

                            DESCRIPTION OF SECURITIES

      Pursuant to our certificate of incorporation, as amended on August 24, 2001, we are authorized to issue 600,000,000 shares of Class A common stock, par value $0.001 per share, 3,000,000 shares of Class B common stock, no par value and 1,000,000 shares of preferred stock, par value of $1.00 per share. Below is a description of iVOICE's outstanding securities, including Class A common stock, Class B common stock, options, warrants and debt.

      iVOICE does not have a sufficient number of authorized shares of Class A common stock in order to honor the exercise or conversion of all outstanding options, warrants, debentures and Class B common stock. Accordingly, Mr.
Mahoney, iVOICE's President and Chief Executive Officer, has agreed not to convert any of his shares of Class B common stock until such time the accompanying registration statement is no longer effective or until iVOICE has increased the number of authorized shares of Class A common stock.

CLASS A COMMON STOCK

      Each holder of our Class A common stock is entitled to one vote for each share held of record. Holders of our Class A common stock have no preemptive, subscription, conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of Class A common stock are entitled to receive our net assets pro rata. Each holder of Class A common stock is entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth.


      As of August 1, 2002, iVOICE had 171,047,193 shares of Class A common stock outstanding. In addition, iVOICE had outstanding shares of Class B common stock that are convertible into 231,667,500 shares of Class A common stock.


CLASS B COMMON STOCK


      Each holder of Class B common stock has voting rights equal to 100 shares of Class A common stock. Holders of Class B common stock are not entitled to receive dividends. Jerome R. Mahoney is the sole owner of the Class B common stock, of which there are 3,000,000 shares authorized and 2,316,675 shares issued and outstanding as of August 1, 2002. A holder of Class B common stock has the right to convert each share of Class B common stock into 100 shares of Class A common stock. These shares of Class B common stock are convertible into 231,667,500 shares of Class A common stock. Upon our liquidation, dissolution, or winding-up, holders of Class B common stock will not be entitled to receive any distributions.


PREFERRED STOCK

      On August 24, 2001, we filed a certificate of amendment to our certificate of incorporation, authorizing us to issue 1,000,000 shares of preferred stock, par value $1.00 per share. As of March 5, 2002, we have not issued any shares of preferred stock.

      Our board of directors is authorized (by resolution and by filing an amendment to our certificate of incorporation and subject to limitations prescribed by the General Corporation Law of the State of Delaware) to issue, from to time, shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

      o the number of shares constituting that series and the distinctive designation of that series;

      o the dividend rate on the shares of that series, whether dividends are cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

      o whether that series has voting rights, in addition to voting rights provided by law, and, if so, the terms of those voting rights;

      o whether that series has conversion privileges, and, if so, the terms and conditions of conversion, including provisions for adjusting the conversion rate in such events as our board of directors determines;

      o whether or not the shares of that series are redeemable, and, if so, the terms and conditions of redemption, including the dates upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

      o whether that series has a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of that sinking fund;

      o the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of iVOICE, and the relative rights of priority, if any, of payment of shares of that series; and

o any other relative powers, preferences and rights of that series, and qualifications, limitations or restrictions on that series.

      If we liquidate, dissolve or wind up our affairs, whether voluntarily or involuntarily, the holders of preferred stock of each series will be entitled to receive only that amount or those amounts as are fixed by the certificate of designations or by resolution of the board of directors providing for the issuance of that series.

OPTIONS AND WARRANTS


      As of August 1, 2002, our employees held options and warrants to purchase 1,916,083 shares of our Class A common stock. These options were granted to our employees under our 1999 Stock Option Plan. The exercise prices ranged from $0.06 to $3.75 per share. All options issued to employees vest at 25% per year and expire in 5 years. As of August 1, 2002, 265,583 of the options were exercisable.

      As of August 1, 2002, we had outstanding, to persons other than employees, warrants to purchase 6,558,260 shares of our Class A common stock. These warrants have exercise prices ranging from $0.047 per share to $2.00 per share. These warrants will expire at various times until May 1, 2006.


DEBT


      As of August 1, 2002, we had outstanding two series of convertible debentures that are convertible into iVOICE's Class A common stock at the option of the holder.


      Our 12% debentures are convertible into shares of iVOICE's Class A common stock at the option of the holder by dividing the outstanding principal and interest by the conversion price which shall equal 50% of the average bid price during the 20 trading days before the conversion date. As of June 30, 2002, $345,200 in principal of the 12% debentures and $99,644 in accrued interest had been converted into 10,017,819 shares of iVOICE's Class A common stock. Total outstanding principal balance of the 12% convertible debentures at June 30, 2002 was $154,800, plus accrued interest of $13,460. At a conversion price of $0.0095 (i.e., 50% of the recent price of $0.019), then the holders of the convertible debentures would have received 17,711,579 shares of Class A common stock.

      In June 2002, iVOICE raised $255,000 from the sale of convertible debentures. These debentures are convertible into shares of Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the common stock as of the closing date or
(b) an amount equal to eighty percent (80%) of the average closing bid price of the common stock for the four trading days immediately preceding the conversion date. If such conversion had taken place at $0.0152 (i.e., 80% of the recent price of $0.019), then the holders of the convertible debentures would have received 16,776,316 shares of Class A common stock. These convertible debentures accrue interest at a rate of 5% per year and are convertible at the holder's option. These convertible debentures have a term of two years. At our option, these debentures may be paid in cash or redeemed at a 20% premium prior to June 2004. In the event iVOICE exercises a redemption of either all or a portion the convertible debentures, the holder will receive a warrant to purchase 10,000 shares of Class A common stock for every $100,000 redeemed. The Warrant will be exercisable on a "cash basis" and have an exercise price equal to 120% of the closing bid price of the Class A common stock. The Warrant will have "piggy-back" and demand registration rights and will terminate two years after issuance.

TRANSFER AGENT

      iVOICE's transfer agent is Fidelity Transfer Company. Its address is 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115. Its telephone number is (801) 484 - 7222.

LIMITATION OF LIABILITY:  INDEMNIFICATION

      Our Bylaws include an indemnification provision under which we have agreed to indemnify directors and officers of iVOICE to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of iVOICE.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of iVOICE pursuant to the foregoing, or otherwise, iVOICE has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

      AUTHORIZED AND UNISSUED STOCK. The authorized but unissued shares of our capital stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of iVOICE that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with iVOICE's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

                                     EXPERTS

      The financial statements for the year ended December 31, 2001 included in the Prospectus have been audited by Mendlowitz Weitsen, LLP, independent certified public accountants to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding iVOICE's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      On February 9, 2001, iVOICE dismissed Merdinger, Fruchter, Rosen & Corso ("MFR&C") as its independent accountants. The dismissal was approved by iVOICE's Board of Directors. The reports of MFR&C on iVOICE's financial statements for past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports contained an explanatory paragraph expressing substantial doubt regarding iVOICE's ability to continue as a going concern.

      On February 9, 2001, iVOICE retained the firm of Mendlowitz Weitsen, LLP as its new independent accountants. Prior to engaging Mendlowitz Weitsen, LLP, iVOICE did not consult with Mendlowitz Weitsen, LLP, on any accounting, auditing, financial reporting or any other matters.


                                  LEGAL MATTERS

      Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of common stock offered hereby for us.


                           HOW TO GET MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                                  iVOICE, INC.
                              FINANCIAL STATEMENTS



                                TABLE OF CONTENTS
                                -----------------



Financial Statements as of March 31, 2002

              Balance Sheet - March 31, 2002 (Unaudited).................    F-1

              Statements of Operation -
              For the three months ended March 31, 2002 and 2001.........    F-2

              Statements of Cash Flows -
              For the three months ended March 31, 2002 and 2001.........    F-3

              Notes to the financial statements..........................    F-4

Financial Statements as of December 31, 2001 and 2001

              Independent Auditors' Report...............................   F-10

              Balance Sheets as of December 31, 2001 and 2000............   F-11

              Statements of Operations  for the Years ended  F-12
              December 31, 2001 and 2000.................................   F-12

              Statements of Stockholders' Deficiency for the Years
              Ended December 31, 2001 and 2000...........................   F-13

              Statements  of Cash Flows for the Years Ended  F-17
              December 31, 2001 and 2000.................................   F-17

              Notes to the financial statements..........................   F-20

                                  iVOICE, INC.
                                 BALANCE SHEETS
                                                                                 MARCH 31,
                                                                                   2002
                                                                                -----------
                                                                                (UNAUDITED)


                                     ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                                     $   172,185
  Accounts receivable, net of allowance for doubtful accounts of $7,000              85,143
  Inventory                                                                          13,717
  Prepaid expenses and other current assets                                          72,436
                                                                                -----------
   Total current assets                                                             343,481
                                                                                -----------
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $96,636                   99,101
                                                                                -----------
OTHER ASSETS
  Other receivable                                                                   67,650
  Software license costs, net of accumulated amortization of $299,200               244,800
  Intangible assets, net of accumulated amortization of $24,323                     269,578
  Deposits and other assets                                                          13,900
                                                                                -----------
   Total other assets                                                               595,928
                                                                                -----------
   TOTAL ASSETS                                                                 $ 1,038,510
                                                                                ===========
                LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
  Obligations under capital leases - current                                    $    36,920
  Accounts payable and accrued expenses                                           1,465,237
  Due to related parties                                                            776,419
  Convertible debentures                                                            194,800
  Billings in excess of estimated costs on uncompleted contracts                     49,343
                                                                                -----------
   Total current liabilities                                                      2,522,719
                                                                                -----------
LONG-TERM DEBT
  Obligation under capital leases - non-current                                       3,953
                                                                                -----------
   Total liabilities                                                              2,526,672
                                                                                -----------
COMMITMENTS AND CONTINGENCIES                                                             -

STOCKHOLDERS' DEFICIENCY
  Preferred stock, $1 par value;  authorized 1,000,000 shares; no shares
   issued and outstanding                                                                 -
  Common  stock,  Class A - par  value  $.001;  authorized  600,000,000 shares,
   159,003,954 issued; 158,403,954 outstanding                                    1,180,159
  Common stock,  Class B - no par value;  authorized  3,000,000  shares;
   700,000 shares issued; 354,000 shares outstanding                                     36
  Subscription receivable                                                          (41,956)
  Treasury stock, 600,000 Class A shares, at cost                                  (28,800)
  Additional paid in capital                                                     10,674,440
  Accumulated deficit                                                          (13,272,041)
                                                                                -----------
   Total stockholders' deficiency                                               (1,488,162)
                                                                                -----------
   TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                               $ 1,038,510
                                                                                ===========
   The accompanying notes are an integral part of the financial statement.

                                  iVOICE, INC.
                      STATEMENTS OF OPERATIONS (UNAUDITED)
                                                                 FOR THE THREE MONTHS
                                                                   ENDED MARCH 31,
                                                                 --------------------
                                                                  2002          2001
                                                             -------------  -------------
SALES, net                                                    $  135,663     $   82,340

COST OF SALES                                                     38,148         45,686
                                                             -------------  -------------
GROSS PROFIT                                                      97,515         36,654
                                                             -------------  -------------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
  Selling expenses                                                24,561         46,312
  General and administrative expenses                            769,070        536,406
  Research and development                                        56,928        128,331
  Bad debt expense                                                 3,000         10,000
  Depreciation and amortization                                   40,600         40,239
                                                             -------------  -------------
   Total selling, general and administrative expenses            894,159        761,288
                                                             -------------  -------------
LOSS FROM OPERATIONS                                           (796,644)      (724,634)
                                                             -------------  -------------
OTHER INCOME\(EXPENSE)
  Other income                                                    28,800              -
  Interest expense                                              (73,328)       (40,544)
                                                             -------------  -------------
   Total other income\(expense)                                 (44,528)       (40,544)
                                                             -------------  -------------

LOSS BEFORE INCOME TAXES                                       (841,172)      (765,178)

PROVISION FOR INCOME TAXES                                             -              -
                                                             -------------  -------------
NET LOSS                                                     $ (841,172)    $ (765,178)
                                                             =============  =============
NET LOSS PER COMMON SHARE
  Basic                                                      $ (   0.01)    $ (   0.01)
                                                             =============  =============
  Diluted                                                    $ (   0.01)    $ (   0.01)
                                                             =============  =============


     The accompanying notes are an integral part of the financial statement.

                                  iVOICE, INC.
                      STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                 FOR THE THREE MONTHS
                                                                    ENDED MARCH 31,
                                                             ---------------------------
                                                                2002           2001
                                                             ------------- -------------
CASH FLOW USED IN OPERATING ACTIVITIES
  Net loss                                                   $ (841,172)    $ (765,178)
  Adjustments to reconcile net loss to net cash used
   in operating activities
  Depreciation                                                    10,119          9,758
  Amortization of prepaid expense                                257,917          3,975
  Amortization if intangibles                                      3,281          3,281
  Amortization of software license                                27,200         27,200
  Amortization of debt issue costs                                35,427         11,904
  Forfeited employee stock compensation                         (28,800)              -
  Bad debt expense                                                 3,000         10,000
  Option discounts                                               299,794              -
  Common stock issued for consulting services                          -         80,055
  Common stock issued for compensation                                 -        224,000
  Common stock issued for interest                                10,735          6,559
  Changes in certain assets and liabilities:
   Accounts receivable                                          (50,859)         11,847
   Inventory                                                       6,869            124
   Accounts payable and accrued liabilities                       96,125         21,503
   Deferred revenue                                                5,726       (12,513)
   Other assets                                                    1,008        144,750
                                                             -----------    -----------
    Total cash used in operating activities                    (163,630)      (222,735)
                                                             -----------    -----------

CASH FLOWS USED IN INVESTING ACTIVITIES
  Purchase of property and equipment                             (2,095)              -
  Purchase of goodwill                                           (1,560)        (3,090)
                                                             -----------    -----------
   Total cash used in investing activities                       (3,655)        (3,090)
                                                             -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                             -        129,931
  Proceeds from related party loans                                    -        229,000
  Repayments of related party loans                             (30,000)       (30,000)
  Collections on stock subscriptions                             292,000              -
  Payment of capital lease obligations                           (8,073)        (6,533)
                                                             -----------    -----------
   Total cash provided by financing activities                   253,927        322,398
                                                             -----------    -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS                         86,642         96,573

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                   85,543         55,349
                                                             -----------    -----------
CASH AND CASH EQUIVALENTS - END OF PERIOD                    $   172,185    $   151,922
                                                             ===========    ===========

CASH PAID DURING THE PERIOD FOR:
  Interest expense                                           $    2,480     $    4,020
                                                             ===========    ===========
  Income taxes                                               $       -      $       -
                                                             ===========    ===========

     The accompanying notes are an integral part of the financial statement.

                                  iVOICE, INC.
                      STATEMENTS OF CASH FLOWS (UNAUDITED)
                    FOR THE THREE MONTHS ENDED MARCH 31, 2002


SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES


MARCH 31, 2002:

a) During the three months ended March 31, 2002, the Company issued 10,000 shares as partial payment for leasehold improvements valued at $540.

b) During the three months ended March 31, 2002, the Company retained 600,000 shares previously issued to an employee as compensation. These shares were deemed as not having been vested with the terminated employee and were recorded as treasury stock at a value of $28,800.

c) During the three months ended March 31, 2002, the Company issued 4,364,516 shares of its Class A common stock for interest on its outstanding Convertible Debentures valued at $95,679. Of this amount $10,735 reflects interest incurred in the current period and $84,944 represents amounts accrued in prior periods.

d) During the three months ended March 31, 2002, the Company issued 505,921 shares of its Class A common stock for the repayment of $15,000 in principal on its 8% Convertible Debentures


MARCH 31, 2001:

a) During the three months ended March 31, 2001, the Company issued 705,000 restricted shares of its Class A common stock for services valued at $80,055.

b) During the three months ended March 31, 2001, the Company issued 2,020,834 restricted shares of its Class A common stock as compensation valued at $224,000.

c) During the three months ended March 31, 2001, the Company issued 104,110 restricted shares of its Class A common stock as interest on its 12% Convertible Debentures valued at $6,559.


     The accompanying notes are an integral part of the financial statement.

NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


      BASIS OF PRESENTATION

      The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-QSB and Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

      For further information, refer to the financial statements and footnotes included in Form 10-KSB for the year ended December 31, 2001.

      The result of operations for the three-month periods ended March 31, 2002 and 2001 are not necessarily indicative of the results to be expected for the full year.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred accumulated net losses totaling $13,272,041 as of March 31, 2002, and has had periodic cash flow difficulties, which raise substantial doubt of the Company's ability to continue as a going concern.

      To date, the Company has funded its operations through the issuances of convertible debt, proceeds from exercised warrants, sales of its Class A common stock, collections from the sale of company products and loans from its principal stockholder, the proceeds of which are derived from sales of this principal stockholder's personal holdings of the Company's Class A common stock.

      The Company operates in an industry segment having inherent risks generally associated with small technology companies. Such risks include, but are not limited to, the ability to: a) generate sales of its product at levels sufficient to cover its costs and provide a return for investors, b) attract additional capital in order to finance growth, c) further develop and successfully market and distribute commercial products and d) successfully compete with other technology companies having financial, production and marketing resources significantly greater than those of the Company.

      The Company will require additional working capital in the next three months. In order to raise the necessary working capital, the Company may enter into financing agreements that will require the issuance of additional equity. Management believes that appropriate funding will be generated enabling the Company to continue operations through the current fiscal year. Management is also confident that future product sales will generate necessary cash flow, reducing the Company's need for additional financing. It should be noted however, that no assurance can be given that these future sales will materialize or that additional necessary funding can be raised.

      The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


      EARNINGS PER SHARE

      SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS").

      The computation of basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings.

      The shares used in the computations are as follows:

                                     THREE MONTHS ENDED MARCH 31,
                                     ----------------------------
                                        2002           2001
                                     -------------  -------------
              Basic and Diluted       157,324,754     107,476,215


NOTE 2 -    CONVERTIBLE DEBENTURES

      The Company has previously issued two series of convertible debentures consisting of ten notes payable totaling $500,000 bearing interest at 12% per annum and payable on December 1, 2000 and fifteen notes payable totaling $425,000 bearing interest at 8% and maturing 5 years from the date of issue.

      The 12% debentures are convertible into shares of the Company's Class A Common Stock at the option of the holder by dividing the outstanding principal and interest by the conversion price which shall equal 50% of the average bid price during the 20 trading days before the conversion date. As of March 31, 2002, $305,200 in principal of the 12% debentures and $99,644 in accrued interest had been converted into 7,276,488 shares of the Company's Class A Common Stock. Total outstanding principal balance of the 12% convertible debentures at March 31, 2002 was $194,800 plus accrued interest of $7,305.

      The 8% debentures are convertible into Class A common shares at the lesser of (i) 140% of the closing bid price for the Common Stock on the Closing Date, or (ii) 80% of the average of the three lowest closing bid for the 22 trading days immediately preceding the date of conversion. As of March 31, 2002, all outstanding principal of the 8% debentures and $9,918 in accrued interest had been converted into 7,740,679 shares of the Company's Class A Common Stock.


NOTE 3 -    DUE TO RELATED PARTY

      During the period from June 2000 to date, Jerome R. Mahoney, President and Chief Executive Officer of the Company has sold personal holdings of the Company's Class A common shares and has loaned the proceeds of these sales to the Company to fund its working capital requirements. The Company has executed a promissory note and Security Agreement in favor of Mr. Mahoney.

      As of March 31, 2002, the outstanding loan balance including monies loaned from the proceeds of stock sales, unpaid compensation, income taxes incurred from the sale of stock and unreimbursed expenses, totaled $1,911,852, of this amount, $1,135,433 is reflected in accrued expenses.

      Under the terms of the loan agreements, the note holder may elect prepayment of the principal and interest owed pursuant to this note by issuing Jerome Mahoney, or his assigns, one Class B common share of iVOICE, Inc., no par value, for each dollar owed.


NOTE 4 -    COMMITMENTS AND CONTINGENCIES

      a) In April 2000, the Company entered into a two-year lease agreement for their office currently utilized as the corporate headquarters. Monthly lease payments total $11,000. On December 5, 2001, the Company renegotiated this lease and reduced the space it occupies. The new lease has an eight-month term requiring monthly payments of $7,000.

      b) In May 1999, the Company entered into a five-year employment agreement with its majority stockholder (the "Executive"). He will serve as the Company's Chairman of the Board and Chief Executive Officer for a term of five years. As consideration, the Company agrees to pay the Executive a sum of $180,000 the first year with a 10% increase every year thereafter.

      c) The Company has filed suit against PanAm Wireless, Inc. the parent company of Celpage, Inc. for breach of contract related to the installation of a 196-port Integrated Voice Response System at the customer's Guaynabo, Puerto Rico location. PanAm has refused to accept the remaining ports citing a shortfall in their projected subscriber base. Subsequent to the filing and in response to our claim, PanAm Wireless has entered a counterclaim against iVOICE alleging iVOICE's failure to supply PanAm Wireless with the required equipment and that the system did not provide the specified services specified in their purchase order. iVOICE denies PanAm Wireless' counterclaim allegations and intends to vigorously defend itself in this suit. Currently, the parties are negotiating a settlement, which include terms that generally provide for the substantial completion of the original installation.

      d) We have been named as a defendant in a lawsuit brought by Business Staffing, Inc. filed April 12, 2001. In this lawsuit, the plaintiff claims non-payment of $37,250 for placement services performed by Business Staffing. In non-binding arbitration, the arbitrator determined an amount of $19,250 to be owing to the plaintiff for services performed. This entire amount has previously accrued and presents no impact to the financial position of iVOICE. Management has requested a trial hearing and intends to vigorously defend itself against this claim.

      e) The Company's assets are subject to a Security Agreement with the majority stockholder. See Note 3.


NOTE 5 -    CAPITAL LEASE OBLIGATIONS

      During the year ended December 31, 2000, the Company incurred two capital lease obligations totaling $92,895 in connection with the acquisition of computers and office furniture.

      The future minimum lease payments due under the capital leases at March 31, 2002 are follows:

            Lease  payable for computer  equipment,
            payable at $1,367 per month,  including
            interest  at 22.31%.  Final  payment is
            due June 2003.                                             $  17,750

            Lease payable for furniture, payable at
            $2,151 per month, including interest at
            20.79%.  Final payment due April 2003.                        23,123
                                                                       ---------
            Present value of net minimum lease payments                $  40,873
                                                                       =========
            The future minimum lease payments                          $  46,317

            Less amount representing interest                              5,444
                                                                       ---------
            Present value of net minimum lease payments                   40,873

            Less current portion                                          36,920
                                                                       ---------
            Long term capital lease obligations                        $   3,953
                                                                       =========


NOTE 6 -    COMMON STOCK

      In August 2001, the Company amended its Certificate of Incorporation to change the par value of its Class A Common Stock from $.01 to $.001 and to increase the number of shares the Company is authorized to issue of its Class A Common Stock from 150,000,000 to 600,000,000 and its Class B Common Stock from 700,000 to 3,000,000. The amendment also granted the board of directors the rights to prescribe and authorize the issuance of 1,000,000 preferred shares, $1.00 par value.


      a)    CLASS A COMMON STOCK

      Class A Common  Stock  consists  of the  following  as of March 31,  2002:
      600,000,000 shares of authorized common stock with a par value of $.001, 159,003,954, shares were issued and 158,403,954 shares were outstanding.

      Class A Common Stock has voting rights of 1:1. Each holder of Class A Common Stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. The Company has never paid any dividends on its Common Stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance the Company's growth objectives.

      For the three months ended March 31, 2002, the Company had the following transactions in its Class A Common Stock:

            1. The Company issued 10,000 shares of its Class A Common Stock for services rendered valued at $540.

            2. The Company issued 505,921 shares of Class A Common Stock for the conversion of $15,000 in debenture principal and 317,576 shares for $13,885 in accrued interest.

            3. The Company issued 4,364,516 shares of Class A Common Stock for the conversion of $95,679 in accrued interest on its outstanding convertible debentures.


      b)    CLASS B COMMON STOCK

      Class B Common  Stock  consists  of the  following  as of March 31,  2002:
      3,000,000 shares of authorized common stock with no par value of which, 700,000 shares were issued; and 354,000 shares were outstanding. To date, a total of 346,000 Class B shares have been converted into 34,600,000 Class A shares. Class B Common Stock has voting rights of 100 to 1 with respect to Class A Common Stock. Class B common stockholders are not entitled to receive dividends.

      There were no transactions involving Class B Common stock in the three months ended March 31, 2002.


      c)    PREFERRED STOCK

      Preferred Stock consists of 1,000,000 shares of authorized preferred stock with $1.00 par value. As of March 31, 2002, no shares were issued or outstanding.

                                  iVOICE, INC.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

                          MENDLOWITZ WEITSEN, LLP, CPAS
               K2 BRIER HILL COURT, EAST BRUNSWICK, NJ 08816-3341
            TEL: 732.613.9700 FAX: 732.613.9705 E-MAIL: MW@MWLLP.COM


                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


TO THE BOARD OF DIRECTORS AND STOCKHOLDERS' OF iVOICE, INC.
Matawan, New Jersey

We have audited the accompanying balance sheets of iVOICE, INC. as of December 31, 2001 and 2000, and the related statements of operations, stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iVOICE, INC. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(a), the Company had net losses and negative cash flows from operations for the years ended December 31, 2001 and 2000, and as of those dates had negative working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1(a). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                           MENDLOWITZ WEITSEN, LLP

East Brunswick, New Jersey
February 11, 2002

                                                            iVOICE, INC.
                                                           BALANCE SHEETS
                                                                                                           DECEMBER 31,
                                                                                                           ------------
                                                                                                  2001                        2000
                                                                                             --------------              ----------
                                                               ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                                                    $    85,543             $    55,349
   Accounts receivable, net of allowance for doubtful accounts of $4,000 and $31,025                 37,284                 292,554
   Inventory                                                                                         20,586                  20,228
   Prepaid expenses and other current assets                                                        331,361                 164,711
                                                                                                 ----------             -----------
      Total current assets                                                                          474,774                 532,842
                                                                                                 ----------             -----------

PROPERTY AND EQUIPMENT, net                                                                         106,585                 140,921
                                                                                                 ----------             -----------

OTHER ASSETS
   Other receivable                                                                                  67,650                      -
   Software license costs, net of accumulated   amortization of $272,000 and $163,200               272,000                 380,800
   Financing costs, net of accumulated amortization of $0 and $1,297                                 35,427                 118,370
   Intangible assets, net of accumulated amortization of $21,041 and $7,917                         271,299                 254,584
   Deposits and other assets                                                                         13,900                  13,900
                                                                                             --------------          --------------
      Total other assets                                                                            660,276                 767,654
                                                                                               ------------           -------------
TOTAL ASSETS                                                                                    $ 1,241,635             $ 1,441,417
                                                                                                ===========             ===========

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
   Obligations under capital leases - current                                                 $      35,018            $     28,339
   Accounts payable and accrued expenses                                                          1,454,055                 566,337
   Due to related parties                                                                           806,419                 648,078
   Convertible debentures                                                                           359,800                 337,000
   Billings in excess of costs and estimated earnings                                                43,617                 170,237
                                                                                             --------------           -------------
      Total current liabilities                                                                   2,698,909               1,749,991

LONG-TERM DEBT
   Obligations under capital leases - non-current                                                    13,928                  48,945
                                                                                            ---------------           -------------
      Total liabilities                                                                           2,712,837               1,798,936
                                                                                              -------------            ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY
   Preferred stock, $1 par value; Authorized shares - 1,000,000 in 2001; none in
       2000 Issued and outstanding shares - none in 2001 and 2000
   Common stock, Class A - par value $.001 in 2001 and $.01 in 2000 Authorized shares - 600,000,000 shares in 2001 and 150,000,000 in 2000
      Issued and outstanding shares -  154,123,517 in 2001 and 103,969,715 in 2000                1,175,278               1,039,697
   Common stock, Class B - no par value
      Authorized shares - 3,000,000 in 2001 and 700,000 in 2000 Issued shares -
      700, 000
      Outstanding shares  - 354,000 in 2001 and 364,000 in 2000.                                         36                      37
   Subscription receivable                                                                        (783,750)                       -
   Additional paid in capital                                                                    10,568,103               7,586,182
   Accumulated deficit                                                                         (12,430,869)             (8,983,435)
                                                                                              ------------             ------------
      Total stockholders' deficiency                                                            (1,471,202)               (357,519)
                                                                                             -------------            -------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                                $   1,241,635            $  1,441,417
                                                                                              =============            ============

                               The accompanying notes are an integral part of the financial statement.


                                                            iVOICE, INC.
                                                      STATEMENTS OF OPERATIONS
                                                                                              FOR THE YEARS ENDED
                                                                                                  DECEMBER 31,
                                                                                        ----------------------------------
                                                                                            2001                 2000
                                                                                        -----------------  ---------------
SALES, net                                                                               $  425,948          $  723,046

COST OF SALES                                                                               167,229             302,895
                                                                                        -----------------  ---------------
GROSS PROFIT                                                                                258,719             420,151
                                                                                        -----------------  ---------------
SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES
   Selling expenses                                                                         165,617             371,272
   General and administrative expenses                                                    2,297,015           1,662,142
   Research and development                                                                 387,463             423,467
   Bad debt expense                                                                          24,808              75,195
   Depreciation and amortization                                                            161,089             146,234
                                                                                        -----------------  ---------------

     Total selling, general and administrative expenses                                   3,035,992           2,678,310
                                                                                        -----------------  ---------------

LOSS FROM OPERATIONS                                                                     (2,777,273)         (2,258,159)

OTHER EXPENSE
   Interest expense                                                                        (670,161)           (633,220)
                                                                                        -----------------  ---------------

LOSS BEFORE INCOME TAXES                                                                 (3,447,434)         (2,891,379)

PROVISION FOR INCOME TAXES                                                                         -                   -
                                                                                        -----------------  ---------------

NET LOSS                                                                                $(3,447,434)        $(2,891,379)
                                                                                        =================  ===============
NET LOSS PER COMMON SHARE
   Basic                                                                                $     (.03 )        $      (.03)
                                                                                        =================  ===============
   Diluted                                                                              $     (.03 )        $      (.03)
                                                                                        =================  ===============

      The accompanying notes are an integral part the financial statement.

                                  iVOICE, INC.
                     STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                                                                            COMMON STOCK CLASS A             COMMON STOCK CLASS B
                                                                        ------------------------------    -------------------------
                                                                           SHARES            AMOUNT           SHARES         AMOUNT
                                                                        --------------    ------------    -------------   ---------

Balance at January 1, 2001                                              103,969,715        $1,039,697         364,000       $    37

Issuance of common stock for settlements                                  2,128,000            21,280               -             -

Issuance of common stock for services                                    15,194,287            32,693               -             -

Issuance of common stock for exercise of stock options                   18,000,000            18,000               -             -

Subscriptions received                                                            -                 -               -             -

Issuance of common stock for cash                                         1,172,000            11,720               -             -

Issuance of common stock for compensation                                 2,183,834            20,371               -             -

Issuance of convertible debentures                                                -                 -               -             -

Issuance of stock on conversion of Class B shares                         1,000,000             1,000        (10,000)           (1)


Issuance of stock for repayment of amounts due to related parties           328,951             3,290               -             -

Issuance of stock on debenture conversion                                 9,829,204            25,972               -             -

Issuance of stock on interest conversion                                    317,526             1,255               -             -

Net loss for the year ended December 31, 2001                                     -                 -               -             -
                                                                        --------------    ------------    -------------   ---------

Balance at December 31, 2001                                            154,123,517       $ 1,175,278         354,000       $    36
                                                                        ==============    ============    =============   =========

      The accompanying notes are an integral part the financial statement.

                                  iVOICE, INC.
               STATEMENTS OF STOCKHOLDERS' DEFICIENCY (Continued)
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                                                                 STOCK            ADDITIONAL                               TOTAL
                                                             SUBSCRIPTIONS         PAID IN           ACCUMULATED       STOCKHOLDERS'
                                                              RECEIVABLE           CAPITAL             DEFICIT           DEFICIENCY
                                                             -------------      --------------     --------------     --------------
Balance at January 1, 2001                                    $          -       $  7,586,182       $ (8,983,435)      $  (357,519)

Issuance of common stock for  settlements                                -            189,800                   -           211,080

Issuance of common stock for services                                    -            886,212                   -           918,905

Issuance of common stock for exercise of stock options           (990,000)            972,000                   -                 -

Subscriptions received                                             206,250                  -                               206,250

Issuance of common stock for cash                                        -            153,370                   -           165,090

Issuance of common stock for compensation                                -            214,060                   -           234,431

Issuance of convertible debentures                                       -            106,250                   -           106,250

Issuance of stock on conversion of Class B shares                        -              (999)                   -                 -

Issuance  of  stock  for  repayment  of  amounts  due to                 -
   related parties                                                                     72,369                                75,659

Issuance of stock on debenture conversion                                -            376,229                   -           402,201

Issuance of stock on interest conversion                                 -             12,630                   -            13,885

Net loss for the year ended December 31, 2001                            -                  -         (3,447,434)       (3,447,434)
                                                             -------------      --------------     --------------     --------------

Balance at December 31, 2001                                  $  (783,750)      $  10,568,103      $ (12,430,869)     $ (1,471,202)
                                                             =============      ==============     ==============     ==============


       The accompanying notes areintegral part of the financial statement.

                                  iVOICE, INC.
                     STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                                                                     COMMON STOCK CLASS A                 COMMON STOCK CLASS B
                                                                   -------------------------             -----------------------
                                                                      SHARES       AMOUNT                  SHARES          AMOUNT
                                                                   ------------ ------------             ------------ ----------
Balance at January 1, 2000                                        54,093,663        $   540,937           700,000         $    70

Issuance of common stock for legal settlement                      2,000,000             20,000                 -               -

Issuance of common stock for services                                848,718              8,487                 -               -


Issuance of common stock for exercise of stock options             9,100,000             91,000                 -               -

Issuance of common stock for cash                                  3,240,047             32,400                 -               -

Issuance of common stock for compensation                             80,000                800                 -               -

Issuance of convertible debentures                                         -                  -                 -               -

Issuance of stock on conversion of Class B shares                 33,600,000            336,000         (336,000)            (33)

Issuance of stock on debenture conversion                          1,007,287             10,073                 -               -

Net loss for the year ended December 31, 2000                              -                  -                 -               -
                                                                 --------------    -------------       ------------    ------------

Balance at December 31, 2000                                     103,969,715        $ 1,039,697           364,000         $    37
                                                                 ==============    =============       ============    ============


     The accompanying notes are an integral part of the financial statement.

                                  iVOICE, INC.
                STATEMENT OF STOCKHOLDERS' DEFICIENCY (Continued)
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                                                                         ADDITIONAL                                        TOTAL
                                                                          PAID IN                ACCUMULATED           STOCKHOLDERS'
                                                                          CAPITAL                  DEFICIT              DEFICIENCY
                                                                     ---------------         ----------------        ---------------

Balance at January 1, 2000                                           $     1,395,671         $    (6,092,056)        $   (4,155,378)

Issuance of common stock for legal settlement                              4,480,000                        -              4,500,000

Issuance of common stock for services                                        509,668                        -                518,155


Issuance of common stock for exercise of stock options                       228,166                        -                319,166

Issuance of common stock for cash                                            936,579                        -                968,979

Issuance of common stock for compensation                                     69,138                        -                 69,938

Issuance of convertible debentures                                           150,000                        -                150,000

Issuance of stock on conversion of Class B shares                          (335,967)                        -                      -

Issuance of stock on debenture conversion                                    152,927                        -                163,000

Net loss for the year ended December 31, 2000                                      -              (2,891,379)            (2,891,379)
                                                                     ---------------         ----------------        ---------------

Balance at December 31, 2000                                         $     7,586,182         $    (8,983,435)         $    (357,519)
                                                                     ===============         ================        ===============


     The accompanying notes are an integral part of the financial statement.

                                  iVOICE, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                  FOR THE YEARS ENDED
                                                                                     DECEMBER 31,
                                                                                    -------------
                                                                                        2001                          2000
                                                                                    -------------                  -----------
CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                                                                        $ (3,447,434)                  $(2,891,379)
  Adjustments to reconcile net loss to net
   cash (used in) provided by operating activities
  Depreciation and amortization                                                         161,089                       147,531
  Bad debt expense                                                                       24,808                        75,195
  Stock option discounts                                                                 56,250                             -
  Debt issue costs                                                                      259,780                       544,041
  Common stock issued for services                                                      536,989                       518,155
  Common stock issued for compensation                                                  234,431                        69,938
  Common stock issued for settlements                                                   211,080                             -
  Common stock issued for interest                                                       13,883                             -
    Changes in certain assets and liabilities:
    (Increase) decrease in accounts receivable                                           15,587                       231,277
    (Increase) decrease in inventory                                                      (358)                      (10,088)
    Decrease in other assets                                                            124,589                        23,489
    Increase in accounts payable and accrued expenses                                   916,220                       384,583
    Increase (decrease) in legal settlement payable                                           -                     (300,000)
    Increase (decrease) in billings in excess of costs
      on uncompleted contracts                                                           20,605                     (397,063)
                                                                                  -------------                  -----------
      Total cash used in operating activities                                         (872,481)                   (1,604,321)
                                                                                  ------------                    ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                                                    (4,828)                     ( 22,135)
  Purchase of intangibles                                                               (3,090)                     (382,168)
                                                                                  ------------                    -----------
    Total cash used in investing activities                                             (7,918)                     (404,303)
                                                                                  ------------                   -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                                              129,931                       818,979
  Proceeds from stock option exercise                                                         -                       319,166
  Proceeds from related party loans                                                     354,000                       627,078
  Repayments of related party loans                                                   (120,000)                             -
  Prepaid offering and debt issue costs                                                       -                      (31,500)
  Collections of stock subscriptions                                                    150,000                             -
  Repayment of capital leases payable                                                  (28,338)                      (15,611)
  Sale of convertible debentures                                                        425,000                       150,000
                                                                                   ------------                   -----------
    Total cash provided by financing activities                                         910,593                    1,868,112
                                                                                   ------------                   -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                     30,194                     (140,512)

CASH AND CASH EQUIVALENTS - beginning                                                    55,349                       195,861
                                                                                    -----------                 -------------
CASH AND CASH EQUIVALENTS - end                                                    $     85,543                  $     55,349
                                                                                   ============                  ============

CASH PAID DURING THE YEAR FOR:
  Interest expense                                                                 $     13,872                 $       7,590
                                                                                   ============                 =============
  Income taxes                                                                     $          -                 $           -
                                                                                   ============                 =============

The accompanying notes are an integral part of the financial statement.

                                  iVOICE, INC.
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES


FOR THE YEAR ENDED DECEMBER 31, 2001
------------------------------------

a) The Company issued 15,194,287 shares of its Class A Common Stock for services valued at $1,062,055. Of these shares, the company has registered for resale with the U.S. Securities and Exchange Commission, 10,600,000 shares during the year ended December 31, 2001.

b) The Company issued 2,183,834 restricted shares of its Class A Common Stock as compensation to Company employees valued at $234,431.

c) The Company issued 828,000 registered shares and 850,000 restricted shares of its Class A Common Stock as payment for termination of the Swartz Financing Agreement valued at $154,830.

d) The Company issued 450,000 restricted shares of its Class A Common Stock to a holder of its 12% convertible debentures as settlement for failure to register shares under the registration rights agreement related to the 12% Convertible Debentures valued at $56,250.

e) The Company issued 328,951 restricted shares of its Class A Common Stock as repayment of amounts owed to related parties valued at $75,659.

f) The Company issued 2,892,628 shares of its Class A Common Stock for the repayment of $142,200 in principal on its 12% Convertible Debentures.

g) The Company issued 6,936,576 shares of its Class A Common Stock for the repayment of $260,000 in principal on its 8% Convertible Debentures

h) The Company issued 317,526 shares of its Class A Common Stock for interest on its 8% and 12% Convertible Debentures valued at $13,883.

i) The Company issued $425,000 of its 8% Convertible Debentures exercisable at an 80% conversion price. The 20% conversion discount totaling $106,250 was recorded as interest expense.




     The accompanying notes are an integral part of the financial statement.

                                  iVOICE, INC.
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES - CONTINUED


FOR THE YEAR ENDED DECEMBER 31, 2000
------------------------------------

a) On February 10, 2000, the Company converted a $4,500,000 legal settlement payable into 2,000,000 shares of its restricted Class A Common Stock.

b) On January 10 and February 2, 2000, the Company issued $100,000 and $50,000 respectively, of its 12% Convertible Debentures exercisable at a 50% conversion price. The 50% conversion discount totaling $150,000 was recorded as a prepaid debt issue cost and will be amortized over the life of the debt.

c) During the year ended December 31, 2000, the Company issued 848,718 shares of its restricted Class A Common Stock for services valued at $518,155.

d) On April 24, 2000, the Company issued 50,000 shares of its restricted Class A Common Stock to Corporate Architects, Inc. with a value of $46,875 as a referral fee for the purchase of ThirdCAI, Inc. ("ThirdCAI")

e) During the year the Company issued 80,000 shares of its restricted Class A Common Stock as compensation valued at $69,938.

f) During the year the Company purchased equipment under capital leases totaling $92,895.



     The accompanying notes are an integral part of the financial statement.

                                  iVOICE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)    BASIS OF PRESENTATION
      ---------------------

      The accompanying financial statements include the accounts of iVOICE, Inc. (the "Company" or "iVOICE"), formerly known as Visual Telephone International, Inc. ("Visual") which was incorporated under the laws of Utah on December 2, 1995, subsequently changed to Delaware.

      Effective May 21, 1999, Visual and International Voice Technologies, Corp. ("IVT") entered into a merger agreement whereby the Company was the surviving entity (see Note 2 for Reorganization). As a result, IVT's former stockholder obtained control of Visual. For accounting purposes, this acquisition has been treated as a re-capitalization of IVT.

      On August 24, 2001, the Company amended its certificate of incorporation to change its name to iVOICE, Inc. from iVOICE.com, Inc.

      The Company is publicly traded and is currently traded on the Over The Counter Bulletin Board ("OTCBB") under the symbol "IVOC".

      As reflected in the accompanying financial statements, the Company had a loss and a negative cash flow from operations as well as a negative working capital as of December 31, 2001 and 2000. These matters raise substantial doubt about the Company's ability to continue as a going concern.

      In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to continue to raise capital and/or generate positive cash flows from operations.

      To date, the Company has funded its operations through the issuance of convertible debt, sales of its Class A Common Stock and loans from its principal stockholder, the proceeds of which are derived from sales of this principal stockholder's personal holdings of the Company's Class A Common Stock. The Company has incurred accumulated net losses totaling $12,430,869 through the year ended December 31, 2001, and had a cash balance of $85,543 as of that date. Considering expected cash requirements for the up coming year, there is substantial doubt as to the Company's ability to continue operations.

      The Company believes that its' condition resulted from the inherent risks associated with small technology companies. Such risks include, but are not limited to, the ability to: a) generate sales of its product at levels sufficient to cover its costs and provide a return for investors, b) attract additional capital in order to finance growth, c) further develop and successfully market commercial products and d) successfully compete with other technology companies having financial, production and marketing resources significantly greater than those of the Company.

      The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

      Throughout the 2001 fiscal year, the Company has reduced its operating budget to conserve its cash resources. These reductions include renegotiating the lease for its corporate headquarters, staff reductions through consolidation of job functions, consolidation of telecommunication contracts for voice and data service as well as careful analysis of other recurring monthly expense items.

      In an effort to reach profitability and become less dependent on its requirement to finance continuing operations, the Company is working on increasing its revenue and profit margins through the establishment of its own dealer and reseller channel. Management believes that leveraging already existing equipment manufacturers reseller channels will provide an avenue to distribute software only, which produce greater profit margins
                                  iVOICE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


      as opposed to turnkey systems which involve purchasing and sub-assembly of hardware components. The recent introduction of an entirely TAPI (Telephone Application Program Interface) based Speech-enabled Auto Attendant and Name Dialer, allows integration into different PBX systems without the need for additional hardware devices. These integration changes should provide for greater appeal to telephony re-sellers allowing for more economical customer installations with no reduction in the prices iVOICE charges for its own software.

      Furthermore, the Company intends to add sales personnel in the upcoming fiscal year to increase its efforts in establishing relationships with original equipment manufacturers. Management considers good working relationships with manufacturers will assist in the promotion of iVOICE products to the manufacturers authorized re-seller networks.

      In order to provide necessary working capital in the current fiscal year, the Company will seek to raise cash through issuances of additional equity, and/or convertible debt arrangements. Management believes that appropriate funding will be generated and future product sales will result from its increased marketing efforts and that the Company will continue operations through the next fiscal year; however, no assurance can be given that sales will be generated or that additional necessary funding will be raised.

b)    LINE OF BUSINESS
      ----------------

      The  Company  is  a  communication   company   primarily  engaged  in  the
      development, manufacturing and marketing of voice recognition and computerized communication systems for small-to-medium sized businesses and corporate departments. The technology allows these businesses to communicate more effectively by integrating speech recognition into their traditional office telephone systems with voicemail, automated attendant and interactive voice response ("IVR") functions. IVR products allow information in PC databases to be accessed from a standard touch-tone telephone system. The Company sells its products directly to business customers, through Dealer and Reseller channels as well as through OEM agreements with certain telecommunications and networking companies throughout the United States.

c)    USE OF ESTIMATES
      ----------------

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

d)    REVENUE RECOGNITION
      -------------------

      The Company obtains its income primarily from the sale of its voice recognition and computer technology communication systems. Revenue for systems which require customization to meet a customer's specific needs or technical requirements, is recognized by the contract method of accounting, using percentage of completion. Progress toward completion is measured by costs incurred to date as a percentage of total estimated costs for each contract. Under the percentage of completion method, the liability "Billings in excess of costs and estimated earnings" represents billings in excess of revenues earned. The completed contract method is used for systems, which do not require customization or installation. The Company recognizes revenue from support services at the time the service is performed or over the period of the contract for maintenance/support.

e)    ADVERTISING COSTS
      -----------------

      Advertising costs are expensed as incurred and are included in selling expenses. For the years ended December 31, 2001 and 2000, advertising expense amounted to $42,006 and $88,881, respectively.

f)    CASH AND CASH EQUIVALENTS
      -------------------------

      The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

                                  iVOICE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


g)    CONCENTRATION OF CREDIT RISK
      ----------------------------

      The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances exceeded FDIC insured levels at various times during the year.

h)    INVENTORY
      ---------

      Inventory, consisting primarily of system components such as computer components, voice cards, and monitors, is valued at the lower of cost or market. Cost is determined on a first-in, first-out basis.

i)    PROPERTY AND EQUIPMENT
      ----------------------

      Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, generally five to seven years. Maintenance and repairs are charged to expense as incurred.

j)    SOFTWARE LICENSE COST
      ---------------------

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-developed codes and systems patented by Parwan Electronics, Corp. ("Parwan"), a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", and are being amortized using the straight-line method over a period of five years. As described later in Note 1, the Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortizated cost. No impairment loss was recognized as of December 31, 2001.

k)    INCOME TAXES
      ------------

      Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes." The liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amount of assets and liabilities and their tax basis.

l)    FINANCING COSTS
      ---------------

      Financing costs consist primarily of professional fees and various commissions paid relating to the issuance of the Company's convertible debentures. These costs are deferred and amortized over the term of the issues to which they relate.

m)    DEBT ISSUE COSTS
      ----------------

      Debt issue costs represent the estimated cost of the conversion discount feature relating to the issuance of the Company's convertible debentures. In previous years, these costs were amortized and charged to interest expense over the life of the debt. During the year ended December 31, 2001, the Company charged to expense the fair value of the beneficial conversion features of the convertible debt as measured at the date of issuance in accordance with EITF Issue 98-5. The switch to this method of accounting did not have a material affect on the Company's financial statements.

n)    FAIR VALUE OF FINANCIAL INSTRUMENTS
      -----------------------------------

      The carrying value of cash and cash equivalents, accounts receivable, inventory, accounts payable, accrued expenses and deferred revenue approximates fair value due to the relatively short maturity of these instruments.

                                  iVOICE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


o)    LONG-LIVED ASSETS
      -----------------

      SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted this statement and determined that an impairment loss should not be recognized for applicable assets of continuing operations.

p)    EARNINGS PER SHARE
      ------------------

      SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

      The computation of basic EPS is computed by dividing income available to common stockholders by the weighted average number of outstanding Common shares during the period. Diluted earnings per share gives effect to all dilutive potential Common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings. The shares used in the computations are as follows:


                                                 As of December 31,
                                              --------------------------
                                                 2001           2000
                                              -----------     ----------
               Basic and Diluted EPS          125,732,776     87,034,303
                                              ===========     ==========


q)    COMPREHENSIVE INCOME
      --------------------

      SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. As of December 31, 2001 and 2000, the Company has no items that represent comprehensive income, and thus, has not included a statement of comprehensive income.

r)    RECENT ACCOUNTING PRONOUNCEMENTS
      --------------------------------

      SFAS No. 131,  "Disclosure  About  Segments of an  Enterprise  and Related
      Information" requires that a public company report financial and descriptive information about its reportable operating segments. It also requires that an enterprise report certain information about its products and services, the geographic areas in which they operate and their major customers. In determining the requirements of this pronouncement, Management believes that there is no materially reportable segment information with respect to the Company's operations and does not provide any segment information regarding products and services, major customers, and the material countries in which the Company holds assets and reports revenue.

      SFAS No. 133, "Accounting for Derivative Instruments and for Hedging Activities" requires that certain derivative instruments be recognized in balance sheets at fair value and for changes in fair value to be recognized in operations. Additional guidance is also provided to determine when hedge accounting treatment is appropriate whereby hedging gains and losses are offset by losses and gains related directly to the hedged item. While the standard, as amended, must be adopted in the fiscal year beginning after June 15, 2000, its impact on the Company's financial statements is not expected to be material as the Company has not historically used derivative and hedge instruments.

      SFAS No. 142, "Goodwill and Other Intangible Assets" requires goodwill to be tested for impairment under certain circumstances, and written off when impaired, rather than being amortized as previous standards require. It is effective for fiscal years beginning after December 15, 2001. Early application is permitted for entities with fiscal years beginning after March 15, 2001 provided the first interim period financial statements have
                                  iVOICE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

      not been previously issued. The Company is currently assessing the impact of this pronouncement on its operating results and financial condition.

      Statement of Position ("SOP") No. 98-1 specifies the appropriate accounting for costs incurred to develop or obtain computer software for internal use. The new pronouncement provides guidance on which costs should be capitalized, and over what period such costs should be amortized and what disclosures should be made regarding such costs. This pronouncement is effective for fiscal years beginning after December 15, 1998, but earlier application is acceptable. Previously capitalized costs will not be adjusted. The Company believes that it is already in substantial compliance with the accounting requirements as set forth in this new pronouncement and therefore believes that adoption will not have a material effect on financial condition or operating results.

      SOP No. 98-5 requires that companies write-off defined previously capitalized start-up costs including organization costs and expense future start-up costs as incurred. The Company believes that it is already in substantial compliance with the accounting requirements as set forth in this new pronouncement and therefore believes that adoption will not have a material effect on financial condition or operating results.


NOTE 2 - CORPORATE REORGANIZATION AND MERGER

      On May 21, 1999, the Company executed a Reorganization Agreement (the "Agreement") that provided that the Company and International Voice Technologies, Corp. ("IVT") would be merged and the Company would be the surviving entity. On May 25, 1999, a certificate of merger was filed with the State of Delaware. In connection with the merger transaction, the sole stockholder of IVT, received the following:

      i)    10,000,000 shares of the Company's Class A Common Stock; and

      ii)   400,000 shares of the Company's Class B Common Stock.

      In addition, the two controlling stockholders of Visual sold 300,000 shares of the Company's Class B Common Stock to IVT's sole stockholder and concurrently canceled a total of 2,000,000 shares of their Class A Common Stock.

      A finder's fee of 2,000,000 shares was issued on August 30, 1999, in connection with the reorganization.

      The Agreement also provided that certain assets of the Company would be transferred to Communications Research, Inc., ("CRI"), a wholly owned subsidiary of Visual, and that shares of CRI would be distributed pro rata to the Class A stockholders of the Company before the issuance of the 10,000,000 shares to the sole stockholder of IVT. The stock of CRI was distributed at the rate of one share of CRI for four shares of the Company's Class A Common Stock. On September 18, 2000, CRI filed a registration statement with the U.S. Securities and Exchange commission to provide for the distribution of its shares to former Visual stockholders.

      This merger transaction has been accounted for in the financial statements as a public shell merger. As a result of this transaction the former stockholders of IVT acquired or exercised control over a majority of the shares of Visual. Accordingly, the transaction has been treated for accounting purposes as a recapitalization of IVT and, therefore, these financial statements represent a continuation of the legal entity, IVT, not Visual, the legal survivor. Consequently, the comparative figures are those of iVOICE.com, Inc. Because the historical financial statements are presented in this manner, proforma financial statements are not required.

      In accounting for this transaction:

      i) IVT is deemed to be the purchaser and surviving company for accounting purposes. Accordingly, its net assets are included in the balance sheet at their historical book values;

      ii) Control of the net assets and business of Visual was acquired effective May 21, 1999 (the "Effective Date"). This transaction has been accounted for as a purchase of the assets and liabilities of Visual by IVT at the fair value of $138,000. The historical cost of the net assets acquired was $90,780. A summary of the assigned values of the net assets acquired is as follows:

                                  iVOICE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


                      Cash and cash equivalents       $      191
                      Property and equipment             138,809
                      Accrued expenses                   (1,000)
                                                      ----------
                      Net assets acquired             $  138,000
                                                      ==========

      On April 24, 2000, the Company entered into an agreement and plan of reorganization with all the stockholders of ThirdCAI, another shell company that was a reporting company under the Securities Exchange Act of 1934. In this transaction, which took place by means of a short-form merger, with ThirdCAI's name being changed to iVOICE, the Company acquired all the issued and outstanding shares of ThirdCAI in exchange for $150,000, and a finder's fee paid to Corporate Architect, Inc., consisting of 50,000 shares of Class A voting Common Stock. The fee was negotiated between the Company and ThirdCAI. The purpose of this transaction was to enable the Company's business to be conducted by a reporting company, as pursuant to the "eligibility rule" adopted by the National Association of Securities Dealers, Inc., or "NASD," as only reporting companies may continue to have stock quoted on the OTC Bulletin Board.


NOTE 3 - PROPERTY AND EQUIPMENT

      Property and equipment is summarized as follows:

                                                          December 31,
                                                     -----------------------
                                                        2001         2000
                                                     ----------   ----------
            Equipment                                $   59,524   $   56,196
            Leasehold improvements                       10,184        8,684
            Furniture and fixtures                      123,394      123,394
                                                     ----------   ----------
                                                        193,102      188,274
            Less: Accumulated depreciation               86,517       47,353
                                                     ----------   ----------
            Property and equipment, net              $  106,585   $  140,921
                                                     ==========   ==========


      Depreciation expense for the years ended December 31, 2001 and 2000 was $39,164 and $29,517, respectively.


NOTE 4 - BILLINGS IN EXCESS OF COSTS AND ESTIMATED EARNINGS

      Billings in excess of costs and estimated earnings on uncompleted contracts as of December 31, 2001 and 2000 consists of the following:

                                                          December 31,
                                                     -----------------------
                                                        2001         2000
                                                     ----------   ----------
            Costs incurred on uncompleted contracts  $   56,385   $   91,745
            Estimated earnings                           53,763      117,488
                                                     ----------   ----------
                                                        110,148      209,233
            Less billings to date                       153,765      379,450
                                                     ----------   ----------
                                                     $ (43,617)   $(170,237)
                                                     ==========   ==========
                                  iVOICE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

NOTE 5 - INCOME TAXES

      The components of the provision for income taxes are as follows:

                                                          December 31,
                                                     -----------------------
                                                        2001         2000
                                                     ----------   ----------
       Current Tax Expense
         U.S. Federal                                 $      -    $      -
         State and Local                                     -           -
                                                     ----------   ----------
         Total Current                                       -           -
                                                     ----------   ----------

       Deferred Tax Expense
         U.S. Federal                                        -           -
         State and Local                                     -           -
                                                     ----------   ----------
         Total Deferred                                      -           -
                                                     ----------   ----------
         Total Tax Provision from Continuing
          Operations                                  $      -    $      -
                                                     ==========   ==========


      The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:


          Federal Income Tax Rate                                  (34.0)%
          Deferred Tax Charge (Credit)                                   -
          Effect on Valuation Allowance                              38.7%
          State Income Tax, Net of Federal Benefit                  (4.1)%
                                                                 ---------
          Effective Income Tax Rate                                   0.0%
                                                                 =========


      As of December 31, 2001 and 2000, the Company had net carryforward losses of approximately $6,900,000 and $3,500,000 that can be utilized to offset future taxable income through 2014. Utilization of these net carryforward losses is subject to the limitations of Internal Revenue Code Section 382. Because of the current uncertainty of realizing the benefit of the tax carryforward, a valuation allowance equal to the tax benefit for deferred taxes has been established. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period.

      Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are summarized as follows:

                                                           December 31,
                                                  -----------------------------
                                                      2001              2000
                                                  -------------    -------------
      Net Operating Loss Carryforwards            $  2,630,000     $   1,190,000
      Less:  Valuation Allowance                    (2,630,000)      (1,190,000)
      Net Deferred Tax Assets                     $           -    $           -



      Net operating loss carryforwards expire starting in 2007 through 2016.


NOTE 6 - DUE TO RELATED PARTY

      During the period from June 2000 to date, Jerome R. Mahoney, President and Chief Executive Officer of the Company has sold personal holdings of the Company's Class A common shares and has loaned the proceeds of these sales to the Company to fund its working capital requirements. The Company has executed a promissory note and Security Agreement in favor of Mr. Mahoney.

                                  iVOICE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


      As of December 31, 2001, the outstanding loan balance including monies loaned from the proceeds of stock sales, unpaid compensation, income taxes incurred from the sale of stock unreimbursed expenses and interest on the unpaid balance at 9.5% totaled $1,746,610, of this amount, $940,191 is reflected in accrued expenses.

      Under the terms of the loan agreements, the note holder may elect prepayment of the principal and interest owed pursuant to this note by issuing Jerome Mahoney, or his assigns, one Class B common share of iVOICE, Inc., no par value, for each dollar owed.


NOTE 7 - CONVERTIBLE DEBENTURES

      The Company has previously issued two series of convertible debentures consisting of ten notes payable totaling $500,000 bearing interest at 12% per annum and payable on December 1, 2000 and fifteen notes payable totaling $425,000 bearing interest at 8% and maturing 5 years from the date of issue.

      The 12% debentures are convertible into shares of the Company's Class A Common Stock at the option of the holder by dividing the outstanding principal and interest by the conversion price which shall equal 50% of the average bid price during the 20 trading days before the conversion date. As of December 31, 2001, $305,200 in principal of the 12% debentures and $6,559 in accrued interest had been converted into 2,996,738 shares of the Company's Class A Common Stock. Total outstanding principal balance of the 12% convertible debentures at December 31, 2001 was $194,800 plus accrued interest of $82,514.

      The 8% debentures are convertible into Class A common shares at the lesser of (i) 140% of the closing bid price for the Common Stock on the Closing Date, or (ii) 80% of the average of the three lowest closing bid for the 22 trading days immediately preceding the date of conversion. As of December 31, 2001, $260,000 in principal of the 8% debentures and $7,324 in accrued interest had been converted into 7,149,992 shares of the Company's Class A Common Stock. Total outstanding principal balance of the 8% convertible debentures at December 31, 2001 was $165,000 plus accrued interest of $3,936.

      The Company has been advised by the holders of the 12% debentures that the Company has breached the following terms of the debentures: (a) Failure to register, on a timely basis, under the Securities Act of 1933, the shares issuable upon the conversion of the debentures, (b) Registering additional shares other than the shares issuable upon the conversion of the debentures, and (c) Failure to provide the debenture holders a perfected security interest in certain assets of the Company pursuant to a Security Agreement that was part of the debenture documentation. The Company has reached settlement terms with one previous holder of the 12% debentures regarding the interest and penalties demanded under default by this former holder whereby the Company has issued 450,000 shares to this former holder in full settlement of their claim. The Company has not accrued any amounts with respect to the Company's default on the 12% debentures that may be due to the remaining holders. The Company anticipates issuing additional shares to settle the debenture holders, claims arising from our default the amount of which is undeterminable at this time.


NOTE 8 - CAPITAL LEASE OBLIGATIONS

      During the year ended December 31, 2000, the Company incurred two capital lease obligations totaling $92,895 in connection with the acquisition of computers and office furniture.

      The future minimum lease payments due under the capital leases at December 31, 2001 are follows:

                                  iVOICE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                Lease payable for computer equipment,
                payable at $1,367 per month, including
                interest at 22.31%. Final payment is
                due June 2003.                                      $     20,749

                Lease payable for furniture, payable at
                $2,151 per month, including interest at
                20.79%. Final payment due April 2003.                     28,197
                                                                    ------------

                Present value of net minimum lease payments         $     48,946
                                                                    ============

                The future minimum lease payments                   $     56,864
                Less amount representing interest                          7,918
                                                                    ------------
                Present value of net minimum lease payments               48,946
                Less current portion                                      35,018
                                                                    ------------

                Long term capital lease obligations                 $     13,928
                                                                    ============


NOTE 9 - COMMITMENTS AND CONTINGENCIES

a) In April 2000, the Company entered into a two-year lease agreement for their office currently utilized as the corporate headquarters. Monthly lease payments total $11,000. On December 5, 2001, the Company renegotiated this lease and reduced the space it occupies. The new lease has an eight-month term with monthly payments of $7,000. At December 31, 2001, the Company was in arrears on rents due under the original lease for a total of $9,000. Under the renegotiated lease, this arrearage is being paid in monthly amounts of $2,000 along with amounts currently due.

      Rent expense under operating leases for the year ended December 31, 2001 and 2000 was $176,560 and $153,175, respectively.

      The Company's future net minimum annual aggregate rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year are as follows:

                         DECEMBER 31,
                         ------------
                            2002                   $ 65,000
                                                    =======

b) On May 1, 1999, the Company entered into a five-year employment agreement with its majority stockholder (the "Executive"). He will serve as the Company's Chairman of the Board and Chief Executive Officer for a term of five years. As consideration, the Company agrees to pay the Executive a sum of $180,000 the first year with a 10% increase every year thereafter.

c) In connection with the Reorganization Agreement, the Company entered into a five-year consulting agreement with one of Visual's Directors (the "Director"). The agreement provided that the Director would receive a fee of $104,000. This agreement was terminated with the Director's resignation on May 16, 2000.

d) On June 2, 1999, subsequently amended January 11, 2000, the Company entered into a three-year employment agreement, expiring on May 31, 2002, with an employee. As compensation, such employee will receive a base salary of $80,000, 250,000 shares of the Company's Class A Common Stock and options to purchase 140,000 shares of the Company's Class A Common Stock. On August 23, 2001 this employee was terminated. All unvested options to purchase Company shares were subsequently canceled at the employee's termination date.

                                  iVOICE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


e) The Company's revenues for the year ending December 31, 2000 include $140,950 from Celpage, Inc. The amount of the contract dated February 9, 2000 totaled $288,175 for the installation of a 196-port Integrated Voice Response System at the customer's Guaynabo, Puerto Rico location. To date, the Company has received $42,800 for the installation of 24-ports, which include all database development costs necessary for the entire installation. Celpage has refused to accept the remaining ports citing a shortfall in their projected subscriber base. Other assets of the Company's balance sheet at December 31, 2001 reflects a receivable of $67,650 representing total amounts due under the contract related to this installation of $245,375 less deferred revenues of $147,225 and a reserve of $30,500. The Company has made attempts to complete the remaining installation by offering incentives in the form of price reductions however, the customer has refused. The Company has filed suit against PanAm Wireless, Inc., the parent company of Celpage, Inc., to attempt to recover the balance of the contract. PanAm Wireless, Inc. has subsequently filed a counterclaim against iVOICE alleging iVOICE's failure to supply PanAm with the required equipment and that the system did not provide the services as specified in the purchase order. iVOICE denies PanAm's counterclaim allegations and intends to vigorously defend itself in this lawsuit.

f) The Company is currently involved with three lawsuits in which it is the defendant. Two of these suits were served by employment agencies for non-payment of placement fees in connection with the hiring of employees, one of which has been dismissed without prejudice by the presiding judge. The Company believes that the amount of the claims will not have a material affect on the financial statements. The third is a claim by a sub-leasee and former subsidiary of the Company with respect to certain property rights and expenses relating to the tenancy between the Company and this sub-tenant. Management believes the suit will be dismissed, however, if not, the amount of the claim will not materially affect the financial statements.

g) The Company's assets are subject to a Security Agreement with the majority stockholder. See Note 6.


NOTE 10 - COMMON STOCK

      In August 2001, the Company amended its Certificate of Incorporation to change the par value of its Class A Common Stock from $.01 to $.001 and to increase the number of shares the Company is authorized to issue of its Class A Common Stock from 150,000,000 to 600,000,000 and its Class B Common Stock from 700,000 to 3,000,000. The amendment also granted the board of directors the rights to prescribe and authorize the issuance of 1,000,000 preferred shares, $1.00 par value.

a)    CLASS A COMMON STOCK
      --------------------

      Class A Common  Stock  consists of the  following as of December 31, 2001:
      600,000,000 shares of authorized common stock with a par value of $.001, 154,123,517, shares were issued and outstanding.

      As of December 31, 2000, the Company was authorized to issue 150,000,000 shares of Class A Common Stock with a $.01 par value, 103,969,715 shares were issued and outstanding.

      Class A Common Stock has voting rights of 1:1. Class A Common Stock has voting rights of 1 to 100 with respect to Class B Common Stock. Each holder of Class A Common Stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. The Company has never paid any dividends on its Common Stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance the growth objectives.

      For the year ended December 31, 2001, the Company had the following transactions in its Class A Common Stock:

            1. The Company issued 15,194,287 shares of its Class A Common Stock for services rendered valued at $1,062,055.

            2. The Company issued 2,183,834 shares of its Class A Common Stock for compensation to Company employees valued at $234,431.

                                  iVOICE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


            3. The Company issued 1,172,000 shares of its Class A common to Swartz Private Equity, LLC under the terms of their financing agreement with Swartz for net proceeds of $129,931.

            4. The Company issued 328,951 shares of its Class A Common Stock as repayment of loans to related parties for a total value of $75,659.

            5. The Company issued 9,829,204 shares of Class A Common Stock for the conversion of $402,201 in debenture principal and 317,576 shares for $13,885 in accrued interest.

            6. The Company issued 2,128,000 shares of its Class A Common Stock valued at $211,080 to settle disputes arising from financing agreements entered into by the Company.

            7. The Company issued 1,000,000 shares of its Class A Common Stock for conversion of 10,000 shares of Class B Common Stock.

            8. The Company issued 18,000,000 shares of its Class A Common Stock for the exercise of a warrant issued to EMCO\Hanover Group, Inc. issued pursuant to a consulting agreement with them.

b)    CLASS B COMMON STOCK
      --------------------

      Class B Common  Stock  consists of the  following as of December 31, 2001:
      3,000,000 shares of authorized common stock with no par value. As of December 31, 2001, 700,000 shares were issued; and 354,000 shares were outstanding with a total of 346,000 Class B shares converted into 34,600,000 Class A shares. Class B common stockholders are not entitled to receive dividends.

      As of December 31, 2000, the Company was authorized to issue 700,000 shares of Class B Common Stock with no par value. As of December 31, 2000, 700,00 shares were issued; and 364,000 were outstanding.

      On April 24, 2000, the Company amended its Articles of Incorporation to state that Class B Common Stock is convertible into its Class A Common Stock at a conversion rate of one share of Class B for one hundred shares of Class A Common Stock. The conversion ratio is in relation to the voting ratio.

      For the year ended December 31, 2001, the Company had the following transactions in its Class B Common Stock:

      On November 11, 2001, 10,000 shares of Class B Common Stock were converted into 1,000,000 shares of Class A Common Stock.

c)    PREFERRED STOCK
      ---------------

      Preferred Stock consists of 1,000,000 shares of authorized preferred stock with $1.00 par value. As of December 31, 2001, no shares were issued or outstanding. As of December 31, 2000, the Company was not authorized to issue preferred shares.


NOTE 11 - STOCK OPTIONS

      During 2001, the Company issued various options as follows:

a) The Company issued to its employees, options to purchase 1,655,000 shares of iVOICE Class A Common Stock at an average price of $.076 per share. Of these options, 255,000 were cancelled due to employee terminations in 2001. The remaining options vest at 25% per year and have a five-year expiration from date of issue.

b) Warrants to purchase 404,510 shares of iVOICE Class A Common Stock with an average exercise price of $.1220, to Swartz Private Equity, LLC as drawdown fees under the financing agreement with them. The warrants expire five years from the date of issue.

                                  iVOICE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

c) Warrants to purchase a total of 343,750 shares of iVOICE Class A Common Stock with an exercise price of $.1323 to Owen May and Michael Jacobs of the May Davis Group as a fee for the placement of the Company's 8% convertible debentures, pursuant to a subscription agreement with them. The warrants expire five years from the date of issue.

d) Warrants to purchase 18,000,000 shares of iVOICE Class A Common Stock with an exercise price of $.055 to the EMCO\Hanover Group, Inc. pursuant to a consulting agreement with them. The warrants were exercised and are reflected as a subscription receivable. See Note 10 regarding shares issued for exercise of this warrant.

e) On November 15, 2001, the Company issued warrants to purchase a total of 250,000 shares of iVOICE Class A Common Stock at $.047 per share to Beacon Capital LLC in consideration for the placement of $150,000 of the Company's 8% convertible debentures pursuant to an subscription agreement with them. The warrants are exercisable at any time prior to their five
      (5) year expiration and carry a cash or cashless exercise at the option of the holders.

      During 2000, the Company issued various options as follows:

a) On August 17, 2000, in connection with a financing agreement with Swartz Private Equity, LLC, the Company issued a warrant to purchase 5,490,000 shares of Class A Common Stock at $.484 per share The warrant expires in five years on August 16, 2005 and contains strike price reset provisions.

      Options outstanding, except options under employee stock option plan, are as follows as of December 31, 2001:

                                                      EXERCISE
              EXPIRATION DATE                          PRICE    SHARES
              ------------------------------------- ----------- ----------

              December 22, 2003                         .1000     10,000
              January 5, 2004                           .1200     10,000
              January 21, 2004                          .1177     10,000
              February 5, 2004                          .1430     10,000
              March 17, 2004                            .0869     15,000
              April 6, 2004                             .0583     15,000
              August 17, 2005                           .1406  5,490,000
              January 9, 2006                           .1045    200,000
              February 27, 2006                         .1406     87,310
              February 28, 2006                         .1458     78,000
              March 13, 2006                            .1221     39,200
              April 30, 2006                            .1323    343,750
              November 14, 2006                         .0470    250,000
                                                               ---------

                                                               6,558,260
                                                               =========
      EMPLOYEE STOCK OPTION PLAN
      --------------------------

      During the year ended December 31, 1999, the Company adopted the Employee Stock Option Plan (the "Plan") in order to attract and retain qualified personnel. Under the Plan, the Board of Directors (the "Board"), in its discretion may grant stock options (either incentive or non-qualified stock options) to officers and employees to purchase the Company's common stock at no less than 85% of the market price on the date the option is granted. Options generally vest over four years and have a maximum term of five years. During 1999, 20,000,000 shares were reserved for future issuance under the plan. As of December 31, 2001, 11,559,000 options to purchase shares were granted. A total of 9,000,000 of these granted options were exercised. A total of 1,946,083 options to purchase Class A common shares were outstanding and held by company employees. The exercise prices range from $0.06 to $3.75 per share. All options issued to employees vest at 25% per year and expire in 5 years.

                                  iVOICE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


      As of December 31, 2000, employee stock options exercised are as follows:


               OPTIONEE              EXERCISED     # SHARES      PRICE
               ----------            ---------     --------      -----
               Joel Beagleman        03/20/00      9,000,000     0.033


      The Company has adopted only the disclosure provisions of SFAS No. 123. It applies Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and its related interpretations in accounting for its plan. It does not recognize compensation expense for its stock-based compensation plan other than for restricted stock and options/warrants issued to outside third parties. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under its plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be increased to the proforma amounts indicated below:


                                                       For The Year Ended,
                                                           December 31,
                                                    --------------------------
                                                         2001      2000
                                                    ------------  ------------

            Net Loss
                  As Reported                       $(3,447,434)  $(2,891,379)
                                                    ============  ============
                  Proforma                          $(3,848,540)  $(3,296,417)
                                                    ============  ============

            Basic Loss Per Share
                  As Reported                       $     (.03)   $      (.03)
                                                    ============  ============
                  Proforma                          $     (.03)   $      (.04)
                                                    ============  ============

      The fair value of these options were estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the years ended December 31, 2001 and 2000: dividend yield of 0%; expected volatility of 320%; risk-free interest rates of 5.50% and 5.56% respectively; and expected life of 4.05 and 4.1 years, respectively.

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

      The following summarizes the stock option and warrant transactions:


                                 EMPLOYEE      WEIGHTED       OTHER     WEIGHTED
                                   STOCK        AVERAGE      OPTIONS     AVERAGE
                                  OPTIONS      EXERCISE        AND      EXERCISE
                                OUTSTANDING      PRICE      WARRANTS      PRICE
                                -----------    --------    ---------    --------

Balance, January 1, 2000         9,510,000     $  .033       665,185    $  0.120
  Granted                          544,000     $  .806     5,490,000    $  0.484
  Exercised                    (9,000,000)     $  .033     (195,185)    $  0.104
  Canceled                       (290,000)     $  .191             -    $  0.110
                                -----------    --------    ---------    --------
                                  iVOICE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                 EMPLOYEE      WEIGHTED       OTHER     WEIGHTED
                                   STOCK        AVERAGE      OPTIONS     AVERAGE
                                  OPTIONS      EXERCISE        AND      EXERCISE
                                OUTSTANDING      PRICE      WARRANTS      PRICE
                                -----------    --------    ---------    --------

Balance, December 31, 2000         764,000     $  .670     5,960,000    $  0.456
  Granted                        1,795,000     $  .078    18,998,260    $  0.058
  Exercised                              -     $  .000   (18,000,000)   $  0.040
  Canceled                       (612,917)     $  .246     (400,000)    $  1.328
                                -----------    --------    ---------    --------

Balance, December 31, 2001       1,946,083     $  .257     6,558,260    $  0.135
                                ===========    ========    =========    ========

Outstanding and Exercisable,        66,620     $  .333     5,960,000    $  0.456
  December 31, 2000             ===========    ========    =========    ========

Outstanding and  Exercisable,      265,583     $  .587     6,558,260    $  0.135
  December 31, 2001             ===========    ========    =========    ========


      The weighted average remaining contractual lives of the employee stock options is 4.05 years at December 31, 2001.


NOTE 12 -   SUBSEQUENT EVENTS

a) On February 14, 2002, through mutual agreement, the Company cancelled its subscription agreement for the purchase of $300,000 of the Company's 8% convertible debentures with Beacon Capital, LLC. As compensation, the Company issued to Beacon, 2,000,000 restricted shares of its Class A Common Stock.

b) On February 14, 2002, the Company received a notice of conversion of $93,085 in interest from the holders of its 12% convertible debentures. In accordance with the debenture agreements, the Company issued 4,279,750 of its Class A Common Stock for the conversion of the interest.

WE  HAVE  NOT   AUTHORIZED   ANY   DEALER,
SALESPERSON OR OTHER PERSON TO PROVIDE ANY
INFORMATION  OR MAKE  ANY  REPRESENTATIONS
ABOUT iVOICE,  INC. EXCEPT THE INFORMATION
OR   REPRESENTATIONS   CONTAINED  IN  THIS
PROSPECTUS.  YOU  SHOULD  NOT  RELY ON ANY
ADDITIONAL  INFORMATION OR REPRESENTATIONS
IF MADE.

         -----------------------

This  prospectus  does not  constitute  an            ----------------------
offer to  sell,  or a  solicitation  of an
offer to buy any securities:                                PROSPECTUS

  /_/ except the common  stock  offered by            ---------------------
      this prospectus;

  /_/ in any  jurisdiction  in  which  the
      offer   or   solicitation   is   not
      authorized;                             402,650,000 SHARES OF COMMON STOCK

  /_/ in  any   jurisdiction   where   the
      dealer or other  salesperson  is not
      qualified   to  make  the  offer  or                 iVOICE, INC.
      solicitation;

  /_/ to  any   person   to   whom  it  is
      unlawful   to  make  the   offer  or
      solicitation; or

  /_/ to any  person  who is not a  United             ___________ __, 2002
      States  resident  or who is  outside
      the   jurisdiction   of  the  United
      States.

The delivery of this prospectus or any accompanying sale does not imply that:

  /_/ there have been no changes in the affairs of iVOICE, Inc. after the date of this prospectus; or

  /_/ the  information  contained  in this
      prospectus   is  correct  after  the
      date of this prospectus.

         -----------------------

Until   __________,   2002,   all  dealers
effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      iVOICE's bylaws provide that it has the power to indemnify any officer or director against damages if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of iVOICE. No indemnification may be made (i) if a person is adjudged liable unless a Court determines that such person is entitled to such indemnification, (ii) with respect to amounts paid in settlement without court approval or (iii) expenses incurred in defending any action without court approval.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. iVOICE will pay all expenses in connection with this offering.

             Securities and Exchange Commission Registration  $       482
             Fee
             Printing and Engraving Expenses                  $     2,500
             Accounting Fees and Expenses                     $     5,000
             Legal Fees and Expenses                          $    50,000
             Blue Sky Qualification Fees and Expenses         $     2,500
             Miscellaneous                                    $    19,518
                                                              --------------

             TOTAL                                            $    85,000
                                                              ==============

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

      SIX MONTHS ENDED JUNE 30, 2002. In June 2002, iVOICE entered into an Equity Line of Credit Agreement. Under this agreement, iVOICE may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5.0 million. Subject to certain conditions, iVOICE will be entitled to commence drawing down on the equity line of credit when the common stock under the Equity Line of Credit is registered with the Securities and Exchange Commission and will continue for two years thereafter. The purchase price for the shares will be equal to 91% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $250,000 in any thirty-day period, provided that each of the initial four advances may not exceed $150,000 and thereafter may not exceed $75,000. iVOICE paid Cornell a one-time commitment fee of 5,500,000 shares of Class A common stock. Cornell Capital Partners will also retain 5% of each advance. In addition, iVOICE will entered into a placement agent agreement with Westrock Advisors, Inc., a registered broker-dealer. Pursuant to the placement agent agreement, iVOICE paid a one-time placement agent fee of 500,000 shares of Class A common stock.

      In June 2002, iVOICE raised $255,000 from the sale of convertible debentures. These debentures are convertible into shares of Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the common stock as of the closing date or
(b) an amount equal to eighty percent (80%) of the average closing bid price of the common stock for the four trading days immediately preceding the conversion date. If such conversion had taken place at $0.0152 (i.e., 80% of the recent price of $0.019), then the holders of the convertible debentures would have received 16,776,316 shares of Class A common stock. These convertible debentures accrue interest at a rate of 5% per year and are convertible at the holder's option. These convertible debentures have a term of two years. At our option, these debentures may be paid in cash or redeemed at a 20% premium prior to June 2004. In the event iVOICE exercises a redemption of either all or a portion the convertible debentures, the holder will receive a warrant to purchase 10,000 shares of Class A common stock for every $100,000 redeemed. The Warrant will be exercisable on a "cash basis" and have an exercise price equal to 120% of the closing bid price of the Class A common stock. The Warrant will have "piggy-back" and demand registration rights and will terminate two years after issuance.

      In June 2002, iVOICE issued 5,500,000 shares of Class A common stock to Cornell Capital Partners, L.P., 500,000 shares of Class A common stock to Westrock Advisors and 200,000 shares of Class A common stock to Seth A Farbman, all in connection with the Equity Line of Credit. These shares were valued at $110,000, $10,000 and $4,000, respectively.

      In May 2002, iVOICE issued 2,250,000 shares of Class A common stock to Lawrence A. Muenz for legal services rendered. These legal services were valued at $45,000.

      In April and May 2002, iVOICE issued 2,741,331 shares of Class A common stock for the conversion of $29,823.64 of convertible debentures.

      For the three months ended March 31, 2002, iVOICE had the following transactions in its Class A common stock:

      o iVOICE issued 10,000 shares of its Class A common stock to J & D Communications for services rendered valued at $540.

      o iVOICE issued 505,921 shares of Class A common stock for the conversion of $15,000 in debenture principal and 84,766 shares for $2,594 in accrued interest.

      o iVOICE issued 4,364,516 shares of Class A common stock for the conversion of $95,679 in accrued interest on its outstanding 12% convertible debentures.

      YEAR ENDED DECEMBER 31, 2001. In the year ending December 31, 2001, iVOICE issued the following unregistered securities pursuant to various exemptions from registration under the Securities Act of 1933:

      We issued 15,194,287 shares of Class A common stock for services valued at $918,905.

      We issued 9,829,204 shares of Class A common stock for the conversion of $402,201 in debenture principal and 317,576 shares of Class A common stock for $13,885 in accrued interest.

      We issued 2,128,000 shares of Class A common stock valued at $211,080 to settle disputes arising from financing agreements.

      We issued 1,172,000 shares of Class A common stock to Swartz Private Equity, LLC under the terms of a financing agreement for net proceeds of $129,931.

      We issued $425,000 of 8% Convertible Debentures exercisable at an 80% conversion price. The 20% conversion discount totaling $106,250 was recorded as interest expense.

      We issued 2,183,834 shares of our Class A common stock at various times during the year as compensation to employees valued at $234,432.

      On January 30, 2001, we issued 328,951 shares of our Class A common stock as repayment of amounts owed to related parties valued at $75,659.

      On November 20, 2001, we issued 1,000,000 shares of our Class A common stock for the conversion of 10,000 shares of our Class B common stock.

      During 2001, we issued the following options and warrants:

      o Options to purchase 1,655,000 shares of Class A common stock to employees at an average price of $0.076 per share. Of these options, 255,000 were cancelled due to employee terminations in 2001. The remaining options vest at 25% per year and have a five-year expiration from date of issue.

      o Warrants to purchase 404,510 shares of Class A common stock with an average exercise price of $0.1220, to Swartz Private Equity, LLC as draw-down fees under a financing agreement. The warrants expire five years from the date of issue.

      o Warrants to purchase a total of 343,750 shares of Class A common stock with an exercise price of $0.1323 to Owen May and Michael Jacobs of the May Davis Group as a fee for the placement of 8% convertible debentures, pursuant to a subscription agreement. The warrants expire five years from the date of issue.

      o Warrants to purchase 18,000,000 shares of Class A common stock with an exercise price of $0.055 to the EMCO\Hanover Group, Inc. pursuant to a consulting agreement with them. We issued 18,000,000 shares of Class A common stock for the exercise of this warrant.

      o Warrants to purchase a total of 250,000 shares of Class A common stock at $0.047 per share to Beacon Capital LLC in consideration for the placement of $150,000 of 8% convertible debentures pursuant to an subscription agreement. The warrants are exercisable at any time prior to their five year expiration and carry a cash or cashless exercise at the option of the holders.

      YEAR ENDED DECEMBER 31, 2000. On February 10, 2000, iVOICE settled a $4,500,000 lawsuit by issuing 2,000,000 shares of Class A common stock. These shares were valued at $300,000 on the date of issuance.

      On January 10 and February 2, 2000, we issued $100,000 and $50,000, respectively, of 12% Convertible Debentures exercisable at a 50% conversion price. The 50% conversion discount totaling $150,000 was recorded as a prepaid debt issue cost and was amortized over the life of the debt. Debt issue costs represent the estimated cost of the conversion discount feature relating to the issuance of the Company's convertible debentures. In previous years, these costs were amortized and charged to interest expense over the life of the debt. During the year ended December 31, 2001, the Company charged to expense the fair value of the beneficial conversion features of the convertible debt as measured at the date of issuance in accordance with EITF Issue 98-5. The switch to this method of accounting did not have a material affect on the Company's financial statements.

      During the year ended December 31, 2000, iVOICE issued 848,718 shares of Class A common stock for services valued at $518,155.

      On April 24, 2000, iVOICE issued 50,000 shares of Class A common stock to Corporate Architects, Inc. with a value of $46,875 as a referral fee for the purchase of ThirdCAI, Inc.

      During the year ended December 31, 2000, iVOICE issued 80,000 shares of Class A common stock as compensation to employees valued at $69,938.

      During the year ended December 31, 2000, iVOICE issued 9,000,000 shares of Class A common stock upon the exercise of options at $0.033 per share for a total of $297,000.

      During the year ended December 31, 2000, iVOICE issued 33,600,000 shares of Class A common stock for the conversion of 336,000 shares of Class B common stock.

      During the year ended December 31, 2000, iVOICE issued 1,007,287 shares of Class A common stock for the conversion of $163,000 in principal on its outstanding 12% convertible debentures.

      During the year ended December 31, 2000, iVOICE issued 1,240,047 shares of Class A common stock for cash totaling $746,000.

      On August 17, 2000, in connection with a financing agreement with Swartz Private Equity, LLC, we issued a warrant to purchase 5,490,000 shares of Class A common stock at $0.484 per share. The warrant expires on August 16, 2005 and contains strike price reset provisions.

      TRANSACTIONS FROM MAY 21, 1999 (THE DATE OF THE MERGER). On May 21, 1999, International Voice Technologies, Corp., a Delaware corporation, merged with and into the predecessor of iVOICE, Visual Telephone International, Inc., with Visual Telephone surviving. Simultaneous with the merger, Visual Telephone changed its name to iVOICE.com, Inc. and later to iVOICE, Inc. In connection with the merger, iVOICE issued 36,932,364 shares of Class A common stock to the shareholders of International Voice Technologies. On the date of issuance, these shares were valued at $138,000.

      In consideration for the merger with International Voice Technologies, Jerome R. Mahoney, the sole stockholder of International Voice Technologies, received 10,000,000 shares of Class A common stock and 700,000 shares of Class B common stock. In addition, the two controlling stockholders of Visual Telephone sold 300,000 shares of Class B common stock to Mr. Mahoney and concurrently canceled a total of 2,000,000 shares of their Class A common stock. The consulting firm of Toby Investments received 2,000,000 shares of common stock for consulting services on the transaction. The agreement also provided that certain of the assets of Visual Telephone would be transferred to Visual Telephone's wholly owned subsidiary, CRI. The merger was accounted for in its financial statements as a public shell merger. In a public shell merger the stockholders of the operating company, in this case International Voice Technologies, become the majority owners of the shell company, in this case Visual Telephone, and the stockholders of Visual Telephone, the public shell company, become minority stockholders in International Voice Technologies, the operating company.

      On May 22, 1999, iVOICE issued 400,000 shares of Class A common stock to Lawrence A. Muenz for legal services. These shares were valued at $32,000 on the date of issuance.

      On May 22, 1999, iVOICE issued 10,000 shares of Class A common stock to Ron Vance for consulting services. These shares were valued at $800 on the date of issuance.

      On June 15, 1999, iVOICE issued 3,200,000 shares of Class A common stock to Suraj Tschand for the purchase of software codes. These shares were valued at $544,000 on the date of issuance.

      On June 22, 1999, iVOICE issued 418,799 shares of Class A common stock to DOTCOM Funding for cash. These shares were valued at $87,949 on the date of issuance.

      On July 12, 1999, iVOICE issued 445,655 shares of Class A common stock to DOTCOM Funding for cash. These shares were valued at $93,589 on the date of issuance.

      On August 16, 1999, iVOICE issued 116,845 shares of Class A common stock to DOTCOM Funding for cash. These shares were valued at $59,591 on the date of issuance.

      On August 27, 1999, iVOICE issued 50,000 shares of Class A common stock to John Mahoney for services. These shares were valued at $7,000 on the date of issuance. John Mahoney is the father of Jerry Mahoney, iVOICE's President, Chief Executive Officer and sole director.

      On August 27, 1999, iVOICE issued 50,000 shares of Class A common stock to Daniel Timpone for services. These shares were valued at $7,000 on the date of issuance.

      On August 31, 1999, iVOICE issued 100,000 shares of Class A common stock to RFG, Inc. for services. These shares were valued at $14,000 on the date of issuance.

      In October 1999, iVOICE issued 12% debentures that were convertible into shares of iVOICE's Class A common stock at the option of the holder by dividing the outstanding principal and interest by the conversion price which shall equal 50% of the average bid price during the 20 trading days before the conversion date. As of June 30, 2002, $345,200 in principal of the 12% debentures and $99,644 in accrued interest had been converted into 10,017,819 shares of iVOICE's Class A common stock. Total outstanding principal balance of the 12% convertible debentures at June 30, 2002 was $154,800, plus accrued interest of $13,460. Debt issue costs represent the estimated cost of the conversion discount feature relating to the issuance of the Company's convertible debentures. In previous years, these costs were amortized and charged to interest expense over the life of the debt. During the year ended December 31, 2001, the Company charged to expense the fair value of the beneficial conversion features of the convertible debt as measured at the date of issuance in accordance with EITF Issue 98-5. The switch to this method of accounting did not have a material affect on the Company's financial statements.

      On November 1, 1999, iVOICE issued 250,000 shares of Class A common stock to Leo Pudlo as employee compensation. These shares were valued at $87,500 on the date of issuance.

      On November 23, 1999, iVOICE issued 20,000 shares of Class A common stock to Jason Christman for services. These shares were valued at $2,800 on the date of issuance.

      On November 23, 1999, iVOICE issued 100,000 shares of Class A common stock to Merle Katz upon the exercise of options. These shares were valued at $14,000 on the date of issuance.

      We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. iVOICE made a determination in each case that the person to whom the securities were issued did not need the protections that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by iVOICE, after approval by our legal counsel. iVOICE believes that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. iVOICE also believes that the investors had access to the same type of information as would be contained in a registration statement.

ITEM 27.  EXHIBITS AND REPORTS ON FORM 8-K

      (a)   EXHIBITS:


NO.          DESCRIPTION
----------   -------------------------------------------------------------------

3.1 Certificate of incorporation of Del Enterprises, Inc., filed October 20, 1989 (incorporated herein by reference to Exhibit 3.1 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

3.2 Certificate of amendment to the certificate of incorporation of Del Enterprises, Inc., filed March 14, 2000 (incorporated herein by reference to Exhibit 3.2 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

3.3          Certificate of merger of  International  Voice  Technologies,  Inc.
             into Visual Telephone International, Inc., filed May 21, 1999 (incorporated herein by reference to Exhibit 3.3 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

3.4 Certificate of amendment to the certificate of incorporation of iVOICE.com, Inc., filed April 27, 2000 (incorporated herein by reference to Exhibit 3.4 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

3.5 Certificate of amendment to the certificate of incorporation of iVOICE.com, Inc., filed August 24, 2001 (incorporated herein by reference to Exhibit 3.5 of the registration statement on Form SB-2, filed with the SEC on September 7, 2001).

3.6          Bylaws of Del Enterprises, Inc (incorporated herein by reference to
             Exhibit 3.5 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.1 Debenture No issued by iVOICE.com, Inc. for $50,000 in 12% Secured Convertible Debenture Due December 1, 2000 to AJW Partners, LLC on October 29, 1999 (incorporated herein by reference to Exhibit 4.1 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.2 Debenture No. 2 issued by iVOICE.com, Inc. for $50,000 in 12% Secured Convertible Debenture Due December 1, 2000 to New Millenium Capital Partners, LLC on October 29, 1999 (incorporated herein by reference to Exhibit 4.2 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.3 Debenture No. 3 issued by iVOICE.com, Inc. for $50,000 in 12% Secured Convertible Debenture Due December 1, 2000 to AJW Partners, LLC on October 29, 1999 (incorporated herein by reference to Exhibit 4.3 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.4 Debenture No. 4 issued by iVOICE.com, Inc. for $50,000 in 12% Secured Convertible Debenture Due December 1, 2000 to AJW Partners, LLC on October 29, 1999 (incorporated herein by reference to Exhibit 4.4 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.5 Debenture No. 5 issued by iVOICE.com, Inc. for $50,000 in 12% Secured Convertible Debenture Due December 1, 2000 to Bank Insinger de Beaufort, N.V. on October 29, 1999 (incorporated herein by reference to Exhibit 4.5 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

NO.          DESCRIPTION
----------   -------------------------------------------------------------------

4.6 Debenture No. 6 issued by iVOICE.com, Inc. for $100,000 in 12% Secured Convertible Debenture Due December 1, 2000 to New Millenium Capital Partners, LLC on October 29, 1999 (incorporated herein by reference to Exhibit 4.6 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.7 Debenture No. 7 issued by iVOICE.com, Inc. for $50,000 in 12% Secured Convertible Debenture Due December 1, 2000 to New Millenium Capital Partners II, LLC on October 29, 1999 (incorporated herein by reference to Exhibit 4.7 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.8 Debenture No. 8 issued by iVOICE.com, Inc. for $50,000 in 12% Secured Convertible Debenture Due December 1, 2000 to AJW Partners, LLC on October 29, 1999 (incorporated herein by reference to Exhibit 4.8 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.9 Debenture No. 9 issued by iVOICE.com, Inc. for $25,000 in 12% Secured Convertible Debenture Due December 1, 2000 to New Millenium Capital Partners II, LLC on October 29, 1999 (incorporated herein by reference to Exhibit 4.9 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.10 Debenture No. 10 issued by iVOICE.com, Inc. for $25,000 in 12% Secured Convertible Debenture Due December 1, 2000 to AJW Partners, LLC, on October 29, 1999 (incorporated herein by reference to Exhibit 4.10 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.11 Form 8% Convertible Debentures issued by iVOICE.com, Inc. for $150,000 due April 30, 2006 to the purchasers thereof on April 30, 2001(incorporated herein by reference to Exhibit 4.11 of the registration statement on Form SB-2, filed with the SEC on September 7, 2001).

4.12 Form 8% Convertible Debentures issued by iVOICE.com, Inc. to certain purchasers thereof for an aggregate of $125,000 (incorporated herein by reference to Exhibit 4.12 of the registration statement on Form SB-2, filed with the SEC on September 7, 2001).

4.13 Form 8% Convertible Debentures to be issued by iVOICE.com, Inc. to Beacon Capital, LLC in the amount of $150,000. (incorporated herein by reference to Exhibit 4.12 of the registration statement on Form SB-2, filed with the SEC on December 21, 2001).

5.1          Opinion re: Legality  (incorporated  herein by reference to Exhibit
             5.1 to the  Registration  Statement  on Form SB-2  filed on July 2,
             2002).

10.1 iVOICE.com, Inc. 1999 Option Stock Plan (incorporated herein by reference to Exhibit 10.1 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

10.2 Investment agreement dated August 17, 2000, between iVOICE.com, Inc. and Swartz Private Equity, LLC with exhibits (incorporated herein by reference to Exhibit 10.2 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

10.3 Registration rights agreement dated August 17, 2000, between iVOICE.com, Inc. and Swartz Private Equity, LLC (incorporated herein by reference to Exhibit 10.3 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

10.4 Registration rights agreement by and among iVOICE.com, Inc. and the investors' signatories thereto dated as of October 28, 1999
             (incorporated herein by reference to Exhibit 10.4 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

NO.          DESCRIPTION
----------   -------------------------------------------------------------------

10.5 Warrant to purchase 5,490,000 shares of iVOICE.com, Inc. issued to Swartz Private Equity, LLC, dated August 17, 2000 (incorporated herein by reference to Exhibit 10.5 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

10.6 Subscription agreement between iVOICE.com, Inc. and Beacon Capital, LLC, November 20, 2001, for the purchase of an aggregate of $150,000 of 8% Convertible Debentures. (incorporated herein by reference to Exhibit 4.12 of the registration statement on Form SB-2, filed with the SEC on December 21, 2001).

10.7 Registration rights agreement between iVOICE.com, Inc. and Beacon Capital, LLC, dated as of November 20, 2001. (incorporated herein by reference to Exhibit 4.12 of the registration statement on Form SB-2, filed with the SEC on December 21, 2001).

10.8 Form of warrant to purchase 250,000 shares of iVOICE.com, Inc. to be issued to Beacon Capital, LLC (incorporated herein by reference to Exhibit 4.12 of the registration statement on Form SB-2, filed with the SEC on December 21, 2001).

10.9 Subscription agreement between iVOICE.com, Inc. and the purchaser signatories thereof, dated April 30, 2001, for the purchase of an aggregate of $275,000 of 8% Convertible Debentures due April 30, 2001 (incorporated herein by reference to Exhibit 10.9 of the registration statement on Form SB-2, filed with the SEC on September 7, 2001).

10.10 Registration rights agreement by and among iVOICE.com, Inc. and the investor signatories thereto dated as of April 30, 2001 (incorporated herein by reference to Exhibit 10.10 of the registration statement on Form SB-2, filed with the SEC on September 7, 2001).

10.11 Warrant to purchase 171,875 shares of iVOICE.com, Inc. issued to Michael Jacobs of The May Davis Group, Inc., dated April 30, 2001 (incorporated herein by reference to Exhibit 10.11 of the registration statement on Form SB-2, filed with the SEC on September 7, 2001).

10.12 Warrant to purchase 171,875 shares of iVOICE.com, Inc. issued to Owen May of The May Davis Group, Inc., dated April 30, 2001 (incorporated herein by reference to Exhibit 10.12 of the registration statement on Form SB-2, filed with the SEC on September 7, 2001).

10.13 Consulting agreement entered into on March 15, 2001 by and between iVOICE.com, Inc. and Finnigan USA (incorporated herein by reference to Exhibit 10.13 of the registration statement on Form SB-2, filed with the SEC on September 7, 2001).

10.14 Real Property Lease Agreement dated December 5, 2001 between iVOICE.com, Inc. and B&R Holding Company (incorporated herein by reference to Exhibit 10.14 to the Form 10-KSB for the year ended December 31, 2001 filed with the SEC on March 27, 2002).

10.15 Equity Line of Credit Agreement dated as of June 2002 between iVOICE, Inc. and Cornell Capital Partners, L.P. (incorporated herein by reference to Exhibit 10.15 to the Registration Statement on Form SB-2 filed on July 2, 2002).

10.16 Registration Rights Agreement dated as of June 2002 between iVOICE, Inc. and Cornell Capital Partners, L.P. (incorporated herein by reference to Exhibit 10.16 to the Registration Statement on Form SB-2 filed on July 2, 2002).

10.17 Escrow Agreement dated as of June 2002 among iVOICE, Inc., Cornell Capital Partners, L.P., Butler Gonzalez LLP and Wachovia, N.A. (incorporated herein by reference to Exhibit 10.17 to the Registration Statement on Form SB-2 filed on July 2, 2002).

NO.          DESCRIPTION
----------   -------------------------------------------------------------------

10.18 Placement Agent Agreement dated June 2002 between iVOICE, Inc. and Westrock Advisors, Inc. (incorporated herein by reference to Exhibit 10.18 to the Registration Statement on Form SB-2 filed on July 2, 2002).

10.19        Securities  Purchase Agreement dated June 2002 between iVOICE, Inc.
             and the buyers identified therein (incorporated herein by reference to Exhibit 10.19 to the Registration Statement on Form SB-2 filed on July 2, 2002).

10.20        Registration  Rights Agreement dated June 2002 between iVOICE, Inc.
             and the buyers identified therein (incorporated herein by reference to Exhibit 10.20 to the Registration Statement on Form SB-2 filed on July 2, 2002).

10.21        Form of  Debenture  (incorporated  herein by  reference  to Exhibit
             10.21 to the  Registration  Statement on Form SB-2 filed on July 2,
             2002).

10.22 Escrow Agreement dated June 2002 between iVOICE, Inc., the buyers identified therein and Wachovia, N.A. (incorporated herein by reference to Exhibit 10.22 to the Registration Statement on Form SB-2 filed on July 2, 2002).

10.23 Transfer Agent Instructions dated June 2002 between iVOICE, Inc., Cornell Capital Partners, L.P. and Fidelity Transfer Co.
             (incorporated herein by reference to Exhibit 10.23 to the Registration Statement on Form SB-2 filed on July 2, 2002).

10.24 Letter Agreement dated June 28, 2002 (incorporated herein by reference to Exhibit 10.24 to the Registration Statement on Form SB-2 filed on July 2, 2002).

23.1*        Consent of Mendlowitz Weitsen LLP.

23.2         Consent of Kirkpatrick & Lockhart LLP (incorporated by reference to
             Exhibit 5.1).


---------------

*     Filed herewith.



      (b)   REPORTS ON FORM 8-K.

      None.

ITEM 28.  UNDERTAKINGS

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "ACT");
                                    ---
                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) Include   any    additional   or   changed    material
information on the plan of distribution;

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on August 8, 2002.


                                        iVOICE, INC.

                                        By:     /s/ Jerome R. Mahoney
                                           -------------------------------------
                                        Name:   Jerome R. Mahoney
                                        Title:  President, Chief Executive
                                                Officer and Director


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                     TITLE                             DATE
---------                     -----                             ----


/s/ Jerome R. Mahoney         President, Chief Executive        August 8, 2002
------------------------      Officer and Director
Jerome R. Mahoney



/s/ Kevin Whalen              Chief Financial Officer           August 8, 2002
------------------------      (Principal Accounting Officer)
Kevin Whalen